Filed Pursuant to Rule 424(b)(5)
Registration No. 333-292016

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus do not constitute an offer to sell these securities, and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS SUPPLEMENT DATED DECEMBER 9, 2025

PROSPECTUS SUPPLEMENT

(To Prospectus dated December 9, 2025)

$400,000,000

Shares of Common Stock

Pre-funded Warrants to Purchase    Shares of Common Stock

Terns Pharmaceuticals, Inc.

We are offering     shares of our common stock, par value $0.0001, in this offering and, in lieu of common stock to certain investors that so choose, pre-funded warrants to purchase up to    shares of our common stock pursuant to this prospectus supplement and the accompanying prospectus. The purchase price of each pre-funded warrant equals the price per share at which shares of common stock are being sold to the public in this offering, minus $0.0001, and the exercise price of each pre-funded warrant equals $0.0001 per share. Each pre-funded warrant may be exercised solely by means of a cashless exercise. This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of such pre-funded warrants.

Our common stock is traded on the Nasdaq Global Select Market under the symbol “TERN.” On December 8, 2025, the last reported sale price of our common stock was $40.23. There is no established public trading market for the pre-funded warrants, and we do not expect a market to develop. We do not intend to list the pre-funded warrants on The Nasdaq Global Select Market or any other national securities exchange or nationally recognized trading system.

Investing in our common stock and pre-funded warrants involves significant risks. See the information included under “Risk Factors” on page S-11 of this prospectus supplement and in the accompanying prospectus, and under similar headings in the documents incorporated by reference in this prospectus supplement, in the accompanying prospectus and in any related free writing prospectus, for a discussion of the factors you should carefully consider before deciding to purchase our common stock or pre-funded warrants.

We are an “emerging growth company” and a “smaller reporting company” under the federal securities laws, and, as such, we have elected to rely on certain reduced public company disclosure requirements. See “Prospectus Supplement Summary — Implications of Being an Emerging Growth Company and a Smaller Reporting Company.”

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	PER SHARE	PER PRE-FUNDED WARRANT	TOTAL
Public offering price	$	$	$
Underwriting discount(1)	$	$	$
Proceeds, before expenses, to us	$	$	$

(1)	See the section titled “Underwriting” beginning on page S-24 for a description of the compensation payable to the underwriters.

The underwriters may also exercise their option to purchase up to an additional $60.0 million of shares of common stock from us, at the public offering price, less underwriting discounts and commissions, for 30 days after the date of this prospectus supplement.

The underwriters expect to deliver the shares and pre-funded warrants on or about December  , 2025.

Joint Book-Running Managers

Jefferies	TD Cowen	Leerink Partners

Co-Managers

Mizuho	Citizens Capital Markets	Oppenheimer & Co.

Prospectus Supplement dated December , 2025

PROSPECTUS SUPPLEMENT

BASE PROSPECTUS

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or in the accompanying prospectus were made solely for the benefit of the parties to such agreements, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Neither we nor the underwriters have authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, in the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor the underwriters take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

This prospectus supplement, the accompanying prospectus and any related free writing prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement, the accompanying prospectus and any such free writing prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and in any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of the date of those respective documents. It is important for you to read and consider all information contained in this prospectus supplement and in the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus supplement and in the accompanying prospectus.

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement and the accompanying prospectus come are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying prospectus.

Unless the context otherwise indicates, references in this prospectus supplement and the accompanying prospectus to the “Company,” “we,” “our” and “us” refer, collectively, to Terns Pharmaceuticals, Inc., a Delaware corporation, and its consolidated subsidiaries. When we refer to “you” and “your” we mean purchasers of the securities being offered by this prospectus supplement and the accompanying prospectus, whether they are the holders or only indirect owners of those securities.

“Terns,” “Terns Pharmaceuticals,” the Terns logo and other trademarks, trade names or service marks of Terns Pharmaceuticals, Inc. appearing in this prospectus are the property of Terns Pharmaceuticals, Inc. All other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert their rights thereto.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the Securities Act) and Section 21E of the Exchange Act of 1934, as amended (the Exchange Act). Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. These statements involve known and unknown risks, uncertainties related to global economic and political developments and other important factors that are in some cases beyond our control and may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “project,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would,” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. These forward-looking statements include, but are not limited to, statements about:

•	our expectations with regard to the results of our clinical studies, preclinical studies and research and development programs, including the timing and availability of data from such studies;

•	the location, timing of commencement and data reporting of future nonclinical studies and clinical trials and research and development programs;

•	our clinical and regulatory development plans;

•	our expectations regarding the product profile, relative benefits and clinical utility of our product candidates;

•	our expectations regarding the potential market size and size of the potential patient populations for our product candidates and any future product candidates if approved for commercial use;

•	our ability to acquire, discover, develop and advance our product candidates into, and successfully complete, clinical trials;

•	our intentions and our ability to establish collaborations and/or partnerships;

•	the timing or likelihood of regulatory filings and approvals for our product candidates;

•	our commercialization, marketing and manufacturing capabilities and expectations;

•	our intentions with respect to the commercialization of our product candidates;

•	the pricing and reimbursement of our product candidates, if approved;

•	the implementation of our business model and strategic plans for our business and product candidates, including additional indications which we may pursue or elect not to pursue;

•	the scope of protection we are able to establish, maintain, protect and enforce for intellectual property rights covering our product candidates, including the projected terms of patent protection;

•

estimates of our expenses, future revenue, capital requirements, our needs for additional financing and our ability to obtain additional capital and the timing of the sufficiency of our capital resources;

•	our future financial performance;

•	developments and projections relating to our competitors and our industry, including competing products;

•	our expectations related to the use of proceeds from this offering; and

•	other risks and uncertainties, including those listed under the caption “Risk Factors.”

You should read this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein completely and with the understanding that our actual results may differ materially from what we expect as expressed or implied by our forward-looking statements. In light of the significant risks and uncertainties to which our forward-looking statements are subject, you should not place undue reliance on or regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We discuss many of these risks in greater detail in the documents incorporated by reference herein, including under the headings “Summary of Principal Risks Associated with Our Business” and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 and our subsequent Quarterly Reports on Form 10-Q and other filings under the Exchange Act. These forward-looking statements represent our estimates and assumptions only as of the dates of this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, and any free writing prospectus, as applicable, regardless of the time of delivery of this prospectus, or any sale of securities and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus supplement.

This prospectus supplement and the accompanying prospectus include and incorporate by reference certain statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties as well as our own estimates of potential market opportunities. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. Our estimates of the potential market opportunities for our product candidates include several key assumptions based on our industry knowledge, industry publications, third-party research and other surveys, which may be based on a small sample size and may fail to accurately reflect market opportunities. While we believe that our internal assumptions are reasonable, no independent source has verified such assumptions.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and selected information contained in this prospectus supplement and the accompanying prospectus and in the documents incorporated by reference herein and therein. This summary is not complete and does not contain all of the information that you should consider before deciding to purchase shares of our common stock or pre-funded warrants. You should read this entire prospectus supplement and the accompanying prospectus carefully, especially the risks of investing in our common stock or pre-funded warrants discussed under “Risk Factors” beginning on page S-11 of this prospectus supplement, in the accompanying prospectus, in our Annual Report on Form 10-K for the year ended December 31, 2024 and in subsequent Quarterly Reports on Form 10-Q, along with our consolidated financial statements and the notes to those consolidated financial statements and the other information incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision.

Terns Pharmaceuticals, Inc.

Company Overview

We are a clinical-stage oncology company reimagining known biology to deliver high impact medicines. Our portfolio consists of multiple drug candidates we believe have the potential to deliver improved clinical outcomes in the target indication as either single-agent or combination therapies. The most advanced product candidates in our pipeline — TERN-701 and TERN-501 — were internally discovered. Additionally, we have the TERN-800 series of small-molecule glucose-dependent insulinotropic polypeptide receptor (GIPR) modulators for obesity and have nominated our first development candidate, TERN-801.

TERN-701 is our proprietary, oral, potent, next-generation allosteric BCR::ABL inhibitor specifically targeting the ABL myristoyl pocket for chronic myeloid leukemia (CML), a form of cancer that begins in the bone marrow and leads to the growth of leukemic cells. TERN-701 is currently being evaluated in the CARDINAL trial (NCT06163430), a global multi-center dose escalation and dose-expansion Phase 1 clinical trial to assess safety, tolerability, and efficacy in patients with previously treated chronic phase (CP) CML. The United States Food and Drug Administration (FDA) granted Orphan Drug Designation for TERN-701 for the treatment of CML in March 2024.

TERN-501 is our thyroid hormone receptor beta (THR-ß) agonist initially developed for metabolic dysfunction-associated steatohepatitis (MASH). Based on non-clinical studies, THR-ß agonism is a complementary mechanism to GLP-1 receptor antagonism, potentially providing broader metabolic and liver benefits in addition to increased weight loss. In preclinical studies, TERN-501 significantly improved the efficacy of a GLP-1 receptor agonist in an obese mouse model by normalizing energy expenditure, resulting in greater weight loss, increased fat mass loss and relative preservation of lean mass compared to the GLP-1R agonist alone. These preclinical combination data support the potential for TERN-501 as a combination partner for injectable and oral GLP-1 agonists for use in obesity and other metabolic disorders. We are seeking a strategic partner to advance the TERN-501 program.

TERN-800 is our small molecule GIPR modulator series for obesity, which we believe has the potential for combination with GLP-1 receptor agonists. We have prioritized our discovery efforts towards GIPR antagonism and have nominated our first development candidate, TERN-801. We are seeking a strategic partner to advance TERN-801.

Recent Developments

On December 8, 2025, we presented updated and expanded data from the ongoing Phase 1 CARDINAL trial of TERN-701 in patients with previously treated CML at the 67th ASH Annual Meeting and Exposition. The dose escalation portion of the CARDINAL trial completed in January 2025 with no dose limiting toxicities (DLTs) observed up to the maximum dose of 500 mg once daily (QD). We initiated the dose expansion portion of the trial in April 2025, with patients randomized to one of two dose cohorts (320 mg or 500 mg QD) with up to 40 patients per arm.

As of the September 13, 2025 cutoff date for the ASH presentation, 63 patients were enrolled in the CARDINAL trial. The following are the updated and expanded data reported from the ongoing dose escalation and dose expansion parts of the trial.

•	For assessment of all dose cohorts (160 mg – 500 mg, n=63)

•	Of 38 efficacy-evaluable patients:

•	Overall (cumulative) major molecular response (MMR) rate of 74% (28/38) by 24 weeks, with 64% (18/28) achieving MMR and 100% (10/10) maintaining MMR

•	MMR overall and achieved by 24 weeks in difficult to treat patient subgroups:

•	Lack of efficacy to last tyrosine kinase inhibitor (TKI): 65% (13/20) overall; 63% (12/19) achieved

•	Lack of tolerability to prior TKI: 88% (14/16) overall; 71% (5/7) achieved

•	Prior asciminib: 60% (6/10) overall; 43% (3/7) achieved

•	Prior asciminib, ponatinib and/or investigational TKI: 67% (8/12) overall; 50% (4/8) achieved

•	Deep molecular response (DMR) achievement rate by 24 weeks of 29% (10/34)

•	No patients had lost MMR at the time of data cutoff

•	Enrolled patients had heavily pretreated, refractory disease:

•	Median of 3 prior TKIs; 60% had ≥3 prior TKIs

•	57% and 44% had baseline BCR::ABL1 >1% and >10%, respectively

•	64% discontinued their last TKI due to lack of efficacy

•	38% had prior asciminib treatment (75% had lack of efficacy and 25% had lack of tolerability)

•	22% had prior ponatinib treatment (79% had lack of efficacy and 21% had lack of tolerability)

•	15% with BCR::ABL1 mutations (10% with T315I and 5% with non-T315I mutations)

•	Encouraging safety profile:

•

87% (55/63) of patients remained on treatment as of the data cut-off; with discontinuations due to disease progression (n=4), adverse events (n=1), and physician/patient decision or lost to follow up (n=3)

•	No DLTs were observed in dose escalation, and a maximum tolerated dose (MTD) was not reached

•	The majority of treatment-emergent adverse events (TEAEs) were low grade with no apparent dose relationship

•	Rates of cytopenia were generally low with less than 10% Grade 3 thrombocytopenia and neutropenia

•	Most common non-hematologic TEAEs were diarrhea (21%), headache (19%) and nausea (19%), all Grade 1 or 2

•	Grade 3 or higher TEAEs were all less than 10%, most commonly neutropenia (8%) and thrombocytopenia (8%)

•	TERN-701 exposures were approximately dose proportional across the dose range

•	Encouraging MMR achievement rates in patients with lack of efficacy to prior asciminib:

Subgroup	Baseline Characteristics		MMR achieved by 24 weeks
Prior asciminib (n=10)	No MMR at baseline	7/10 (70%)	3/7 (43%)
	Prior lack of efficacy	6/7 (86%)	2/6 (33%)
	Prior intolerance only	1/7 (14%)	1/1 (100%)

•	For assessment of patient cohorts at doses ≥ 320 mg QD (n=53)

•	Similar overall baseline characteristics to the full study population:

•	Median of 3 prior TKIs

•	56% and 47% had baseline BCR::ABL1 >1% and >10%, respectively

•	38% had prior asciminib treatment, 21% had prior ponatinib treatment

•	68% discontinued their last TKI due to efficacy

•	In 30 efficacy evaluable patients, overall MMR rate of 80% (24/30) by 24 weeks, with 75% (18/24) achieving MMR and 100% maintaining MMR (6/6)

•	DMR achievement rate by 24 weeks of 36% (10/28)

•	Molecular responses observed across full spectrum of baseline BCR::ABL1 transcripts

	Baseline BCR::ABL1 (Patients at doses ≥ 320 mg QD)

	MR5 (n=0)	MR4.5 (n=1)	MR4 (n=1)	MR3 (n=4)	MR2 (n=11)	MR1 (n=4)	>10% (n=9)
MR5 (DMR)		1	1	1	1	1	1
MR4.5 (DMR)					3
MR4 (DMR)				1	1	1
MR3 (MMR)				2	6		4
MR2						1
MR1						1	1
BCR::ABL >10%							3

Note: Table includes response evaluable non-T315Im patients that have ≥1 baseline assessment with at least 6 months of treatment at visit cutoff, achievement of MMR or better prior to 6 months or treatment discontinuation prior to 6 months for any reason (n=30). Diagonal, bolded cells represent stable disease. Up/right of diagonal, bolded cells represents improvement in molecular response (MR) category, while down/left represents loss of efficacy.

MR represents a decrease in the number of cells in the blood with the BCR::ABL1 gene and is quantified as a percentage. MR5: ≤0.001%, MR4.5: >0.001 to 0.0032%, MR4: >0.0032 to 0.01%, MR3: >0.01 to 0.1%, MR2: >0.1 to 1%, MR1: >1 to 10%.

Based on the safety profile for TERN-701 observed to date and higher MMR achievement rate of 75% over 24 weeks at doses of 320 mg and above, we have selected 320 mg and 500 mg QD as the recommended phase 2 doses for expansion. Enrollment in the CARDINAL trial has accelerated and surpassed 85 patients. The reported results and data from the CARDINAL trial continue to reinforce our belief that TERN-701 has the potential to be a best-in-disease therapy in second-line-plus (2L+) and first-line (1L) CML treatment settings, where we intend to focus clinical development. In 2026, we plan to advance TERN-701 through dose expansion cohorts in the CARDINAL trial, select the dose for pivotal clinical development and seek alignment with the FDA for the design and conduct of two pivotal Phase 3 monotherapy clinical trials, one in 2L+ CML patients and the other in 1L CML patients. Subject to regulatory feedback, we plan to stagger the start of the two proposed pivotal clinical trials and then conduct them in parallel.

Corporate Information

We were incorporated under the laws of the Cayman Islands on December 9, 2016. On December 29, 2020, we effected a de-registration under the Cayman Islands Companies Law (2020 Revision) and a domestication under Section 388 of the Delaware General Corporation Law (by means of filing a certificate of domestication with the Secretary of State of Delaware), pursuant to which our jurisdiction of incorporation was changed from the Cayman Islands to the State of Delaware.

Our principal executive offices are located at 1065 East Hillsdale Boulevard, Suite 100, Foster City, California 94404, and our telephone number is (650) 525-5535. Our website address is http://www.ternspharma.com. The information contained on, or accessible through, our website is not incorporated by reference into this prospectus supplement and should not be considered to be a part of this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company” (EGC) as defined in the Jumpstart Our Business Startups Act of 2012. We may remain an EGC until the last day of the fiscal year following the fifth anniversary of the consummation of our initial public offering, although if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time or if we have annual gross revenues of $1.235 billion or more in any fiscal year, we would cease to be an EGC as of December 31 of the applicable year. We would also cease to be an EGC if we issue more than $1 billion of non-convertible debt over a three-year period. For so long as we remain an EGC, we are permitted and intend to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not EGCs. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

We are also a “smaller reporting company,” as defined in Rule 12b-2 promulgated under the Exchange Act. We may continue to be a smaller reporting company if either (1) the market value of our stock held by non-affiliates is less than $250 million or (2) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non- affiliates is less than $700 million. If we are a smaller reporting company at the time we cease to be an EGC, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. For so long as we remain a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not smaller reporting companies.

THE OFFERING

Common Stock Offered by Us	shares of our common stock.

Underwriters’ Option to Purchase Additional Shares	The underwriters have the option to purchase up to an additional shares of our common stock, which they may exercise, from time to time, in whole or in part, for a period of 30 days from the date of this prospectus supplement. The number of shares subject to the underwriters’ option will equal 15% of the aggregate number of shares of common stock and pre-funded warrants we are offering.

Pre-funded Warrants Offered by Us	We are also offering, in lieu of common stock to certain investors, pre-funded warrants to purchase shares of common stock. The purchase price of each pre-funded warrant equals the price per share at which the shares of common stock are being sold to the public in this offering, minus $0.0001, and the exercise price of each pre-funded warrant will be $0.0001 per share. Each pre-funded warrant will be exercisable at any time after the date of issuance, solely by means of cashless exercise, subject to an ownership limitation. See “Description of the Securities We Are Offering.” This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of such pre-funded warrants.

Common Stock Outstanding After This Offering	shares (or shares if the underwriters exercise their option to purchase additional shares in full).

Use of Proceeds	We intend to use the net proceeds from this offering, together with our existing cash, cash equivalents and marketable securities, as follows: (1) to fund research, clinical trials, development and manufacturing of key product candidates, including TERN-701, and initial activities in preparation for the potential future commercial launch of TERN-701 and (2) for working capital and general corporate purposes. See “Use of Proceeds” on page S-14 of this prospectus supplement for a more complete description of the intended use of proceeds from this offering.

Risk Factors	You should read the “Risk Factors” section of this prospectus supplement beginning on page S-11 and in our Annual Report on Form 10-K for the year ended December 31, 2024 and subsequent Quarterly Reports on Form 10-Q, as well as those risk factors in the other documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors to consider carefully before deciding to purchase shares of our common stock or pre-funded warrants.

There is no established public trading market for the pre-funded warrants, and we do not expect a market to develop. We do not intend to list the pre-funded warrants on The Nasdaq Global Select Market or any other national securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the pre-funded warrants will be limited.

Symbol on the Nasdaq Global Select Market	“TERN”.

The number of shares of common stock to be outstanding after this offering is based on 87,511,470 shares of our common stock outstanding as of September 30, 2025 and excludes, in each case as of September 30, 2025 (unless otherwise indicated):

•

$150.0 million of shares of our common stock remaining available for sale by us as of September 30, 2025 under our “at the market” offering facility with TD Securities (USA) LLC, of which no shares of our common stock were sold subsequent to September 30, 2025;

•

15,309,343 shares of our common stock issuable upon the exercise of stock options to purchase common stock that were outstanding as of September 30, 2025, with a weighted average exercise price of $6.35 per share, of which 2,627,923 stock options were subsequently exercised for cash proceeds of $22.4 million between October 1, 2025 and November 30, 2025;

•	679,035 shares of our common stock issuable upon the vesting of restricted stock units that were unvested as of September 30, 2025;

•

5,410,413 shares of our common stock reserved for issuance pursuant to future awards under our 2021 Incentive Award Plan, as well as any automatic increases in the number of shares of our common stock reserved for future issuance under this plan;

•

1,984,826 shares of our common stock reserved for issuance pursuant to future awards under our 2021 Employee Stock Purchase Plan, as well as any automatic increases in the number of shares of our common stock reserved for future issuance under this plan;

•	753,314 shares of our common stock reserved for issuance pursuant to future awards under our 2022 Employment Inducement Award Plan; and

•

4,190,952 shares of our common stock issuable upon the exercise of pre-funded warrants with an exercise price of $0.0001 per pre-funded warrant, of which 310,000 pre-funded warrants were subsequently exercised between October 1, 2025 and November 30, 2025.

In addition, unless we specifically state otherwise, all information in this prospectus supplement assumes no exercise of outstanding pre-funded warrants or stock options or settlement of outstanding restricted stock units subsequent to September 30, 2025.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise by the underwriters of their option to purchase additional shares of our common stock and no exercise of the pre-funded warrants that we are offering in this offering in lieu of common stock to certain investors.

In May 2023, we entered into a Sales Agreement for an “at the market” offering with Cowen and Company, LLC, now part of TD Securities (USA) LLC, relating to shares of our common stock having an aggregate offering price of up to $150.0 million. Through the date of this prospectus supplement, we have not issued any shares of common stock pursuant to the Sales Agreement. As of the date of this prospectus supplement, $150.0 million of shares of common stock remain available for sale under the Sales Agreement. There can be no assurance as to whether or, if so, how many or when, additional shares will be issued by us thereunder.

RISK FACTORS

You should consider carefully the risks described below and discussed under the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2024, as updated by our subsequent Quarterly Reports on Form 10-Q and other filings under the Exchange Act, which are incorporated by reference in this prospectus supplement, together with other information in this prospectus supplement, and the information and documents incorporated by reference in this prospectus supplement, and any free writing prospectus that we have authorized for use in connection with this offering before you make a decision to purchase our common stock or pre-funded warrants. If any of the following events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our common stock to decline, and you may lose all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business operations.

Risks Relating to this Offering

The trading price of our common stock is highly volatile, which could result in substantial losses for our stockholders.

The trading price of our common stock has been, and is likely to continue to be, highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control. The stock market in general and the market for smaller pharmaceutical and biopharmaceutical companies in particular have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, you may not be able to sell your common stock at or above the price you paid for your common stock in this offering.

Our management team may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may not yield a significant return.

Our management will have broad discretion over the use of proceeds from this offering. We intend to use the net proceeds from this offering, together with our existing cash, cash equivalents and marketable securities, (1) to fund research, clinical trials, development and manufacturing of key product candidates, including TERN-701, and initial activities in preparation for the potential future commercial launch of TERN-701 and (2) for working capital and general corporate purposes. Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. In particular, management may determine to prioritize resources to develop certain programs based on a variety of factors, including, among others, the receipt of clinical and pre-clinical data, changes in the regulatory landscape, commercial potential of a program, additional financial commitments and competitive factors. The net proceeds may be used for corporate purposes that do not increase our operating results or enhance the value of our common stock.

If you purchase securities in this offering, you will suffer immediate dilution in the book value of your investment.

The public offering price of our common stock and the pre-funded warrants is substantially higher than the as adjusted net tangible book value per share of our common stock or pre-funded warrants. Therefore, if you purchase shares of our common stock or pre-funded warrants in this offering, you will pay a price per share or a price per pre-funded warrant that substantially exceeds our as adjusted net tangible book value per share after giving effect to this offering. Based on a public offering price of $     per share, you will experience immediate dilution of $    per share, representing the difference between our as adjusted net tangible book value per share as of September 30, 2025 after giving effect to this offering and the public offering price. To the extent shares subsequently are issued under outstanding options or warrants you will incur further dilution. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

If a significant portion of our total outstanding shares are sold into the market, the market price of our common stock could drop significantly, even if our business is doing well.

Sales of a substantial number of shares of our common stock in the public market, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our common stock.

We currently have on file with the Securities and Exchange Commission (SEC) multiple universal shelf registration statements on Form S-3 which allow us to offer and sell a variety of securities, including common stock, preferred stock, debt securities, depositary shares, subscription rights, warrants or units from time to time pursuant to one or more offerings at prices and terms to be determined at the time of sale. In May 2023, we entered into a Sales Agreement with Cowen and Company, LLC, now part of TD Securities (USA) LLC, as sales agent, pursuant to which, from time to time, we may offer and sell shares of our common stock with an aggregate offering price of up to $150.0 million under an “at-the-market” offering program. As of the date of this prospectus supplement, the entire $150.0 million amount remains available under our “at-the-market” offering program.

Sales of substantial amounts of shares of our common stock or other securities by our stockholders, by TD Securities (USA) LLC pursuant to the Sale Agreement, under our universal shelf registration statement or otherwise could also dilute our stockholders.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

There is no public market for the pre-funded warrants being offered by us in this offering.

There is no established public trading market for the pre-funded warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the pre-funded warrants on any securities exchange or other nationally recognized trading system, including The Nasdaq Global Select Market. Without an active trading market, the liquidity of the pre-funded warrants will be limited.

Except for the right to participate in certain dividends and distributions, holders of pre-funded warrants purchased in this offering will have no rights as common stockholders until such holders exercise their pre-funded warrants and acquire our common stock.

Until holders of pre-funded warrants acquire shares of our common stock upon exercise of such warrants, except for the right to participate in certain dividends and distributions, such holders will have no rights with respect to the shares of our common stock underlying such warrants. Upon exercise of the pre-funded warrants, the holders thereof will be entitled to exercise the rights of common stockholders only as to matters for which the record date occurs after the exercise date.

Each pre-funded warrant may be exercised solely by means of a cashless exercise and we will not receive any additional funds upon the exercise of the pre-funded warrants.

Each pre-funded warrant will be exercisable from the date of issuance until fully exercised and may be exercised solely by means of a cashless exercise, meaning that the holder will not pay a cash purchase price upon exercise, but instead will receive upon such exercise the net number of shares of our common stock determined according to the formula set forth in the pre-funded warrant. Accordingly, we will not receive any additional funds upon the exercise of such pre-funded warrants.

Significant holders or beneficial holders of our common stock may not be permitted to exercise pre-funded warrants that they hold.

A holder of a pre-funded warrant will not be entitled to exercise any portion of any pre-funded warrant, which, upon giving effect to such exercise, would cause (i) the aggregate number of shares of our common stock beneficially owned by the holder (together with its affiliates) to exceed 4.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, or (ii) the combined voting power of our securities beneficially owned by the holder (together with its affiliates) to exceed 4.99% of the combined voting power of all of our securities then outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants, unless such percentage is increased upon at least 61 days’ prior notice, but not in excess of 19.99%. As a result, you may not be able to exercise your pre-funded warrants for shares of our common stock at a time when it would be financially beneficial for you to do so. In such circumstance, you could seek to sell your pre-funded warrants to realize value, but you may be unable to do so in the absence of an established trading market for the pre-funded warrants.

USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately $    million, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. If the underwriters exercise in full their option to purchase up to an additional    shares of common stock, we estimate that the net proceeds from the sale of the shares in this offering will be approximately $    million. We will not receive any additional proceeds upon the exercise of the pre-funded warrants.

As of September 30, 2025, we had cash, cash equivalents and marketable securities of $295.6 million. We intend to use the net proceeds from this offering, together with our existing cash, cash equivalents and marketable securities, as follows: (1) to fund research, clinical trials, development and manufacturing of key product candidates, including TERN-701, and initial activities in preparation for the potential future commercial launch of TERN-701 and (2) for working capital and general corporate purposes. In addition, we may use a portion of the net proceeds from this offering for the future acquisition or in-license of other products, product candidates, businesses or technologies, although we have no current binding agreements or commitments for any such transaction.

Based on our current plans, we estimate that our existing cash, cash equivalents and marketable securities, together with the estimated net proceeds from this offering, will be sufficient to enable us to fund our operating expenses and capital expenditure requirements at least into 2030.

Our expected use of net proceeds from this offering, together with existing cash, cash equivalents and marketable securities, represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. As a result, we cannot predict with any certainty how we will use the net proceeds from this offering or the amounts that we will actually spend on each area of use set forth above. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including results from our research and development efforts, the timing and success of our preclinical studies and clinical trials and the timing and outcome of our regulatory submissions, as well as any collaborations that we may enter into with third parties for our product candidates and any unforeseen cash needs.

We have based our estimates regarding the sufficiency of our capital resources on assumptions that may prove to be wrong. We could use our available capital resources sooner than we currently expect, in which case we would need to obtain additional funding, which may not be available to us on acceptable terms, or at all. See the “Risk Factors” section of this prospectus supplement and the documents incorporated by reference for a discussion of the risks affecting our business that could have an adverse effect on our available capital resources.

Our management will retain broad discretion over the allocation of the net proceeds from this offering. Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

The following is a brief summary of certain terms and conditions of the common stock and pre-funded warrants being offered in this offering. The following description is subject in all respects to the provisions contained in instruments governing the applicable security.

Common Stock

The material terms and provisions of our common stock are described under the heading “Description of Capital Stock” in the accompanying prospectus.

Pre-Funded Warrants

Form

The pre-funded warrants will be issued as individual warrant agreements to the investors that elect to purchase pre-funded warrants. The form of pre-funded warrant will be filed as an exhibit to a Current Report on Form 8-K that we will file with the SEC in connection with this offering and will be incorporated by reference into the registration statement of which this prospectus supplement forms a part. Prospective investors should carefully review the terms and provisions of the form of pre-funded warrant for a complete description of the terms and conditions of the pre-funded warrants.

Term

The pre-funded warrants will not expire.

Exercisability

The pre-funded warrants are exercisable at any time between their original issuance and their expiration. The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice, in which the holder would receive upon such exercise the net number of shares of our common stock determined according to the formula set forth in the pre-funded warrant. No fractional shares of common stock will be issued in connection with the exercise of a pre-funded warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the last trade price of our common stock on the exercise date.

Each pre-funded warrant may be exercised solely by means of a cashless exercise.

Exercise limitations

Under the pre-funded warrants, we may not effect the exercise of any pre-funded warrant, and a holder will not be entitled to exercise any portion of any pre-funded warrant, which, upon giving effect to such exercise, would cause (i) the aggregate number of shares of our common stock beneficially owned by the holder (together with its affiliates and certain related persons) to exceed 4.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, or (ii) the combined voting power of our securities beneficially owned by the holder (together with its affiliates and certain related persons) to exceed 4.99% of the combined voting power of all of our securities then outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 19.99% upon at least 61 days’ prior notice from the holder to us.

Exercise price

The exercise price per whole share of our common stock purchasable upon the exercise of the pre-funded warrants is $0.0001 per share of common stock. The exercise price of the pre-funded warrants and the number of shares of our common stock issuable upon exercise of the pre-funded warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock. The exercise price will not be adjusted below the par value of our common stock.

Transferability

Subject to applicable laws, the pre-funded warrants may be offered for sale, sold, transferred or assigned without our consent. The pre-funded warrants will be held in definitive form by the warrant agent. The ownership of the pre-funded warrants and any transfers of the pre-funded warrants will be registered in a warrant register maintained by the warrant agent. We will initially act as warrant agent.

Exchange listing

There is no established public trading market for the pre-funded warrants, and we do not plan on applying to list the pre-funded warrants on the Nasdaq Global Select Market, any other national securities exchange or any other nationally recognized trading system.

Warrant agent

We will initially serve as the warrant agent under the pre-funded warrants.

Fundamental transactions

Upon the consummation of a fundamental transaction (as described in the pre-funded warrants, and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our assets, our consolidation or merger with or into another person in which we are not the surviving entity, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power of our outstanding common stock), the holders of the pre-funded warrants will be entitled to receive, upon exercise of the pre-funded warrants, the same kind and amount of securities, cash or other property that such holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction, without regard to any limitations on exercise contained in the pre-funded warrants. Notwithstanding the foregoing, in the event of a fundamental transaction where the consideration consists solely of cash, solely of marketable securities or a combination of cash and marketable securities, then each pre-funded warrant shall automatically be deemed to be exercised in full effective immediately prior to and contingent upon the consummation of such fundamental transaction.

No rights as a stockholder

Except by virtue of such holder’s ownership of shares of our common stock, and except for the right to participate in certain dividends and distributions, the holder of a pre-funded warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until such holder exercises the pre-funded warrant.

Waivers and amendments

No term of the pre-funded warrant may be amended or waived without the written consent of the holder of such pre-funded warrant.

DILUTION

If you purchase our common stock or pre-funded warrants in this offering, your ownership interest will be diluted immediately to the extent of the difference between the offering price per share and the as adjusted net tangible book value per share of our common stock after this offering.

Our net tangible book value as of September 30, 2025 was approximately $284.1 million, or $3.25 per share. Our historical net tangible book value is the amount of our total tangible assets less our total liabilities. Historical net tangible book value per share represents our historical net tangible book value divided by 87,511,470 shares of our common stock outstanding as of September 30, 2025.

After giving effect to the issuance and sale of   shares of common stock in this offering at a public offering price of $   per share, and pre-funded warrants to purchase up to    shares of common stock at a public offering price of $    per pre-funded warrant (which equals the $   per share price at which shares of our common stock are being sold to the public in this offering, minus the $0.0001 per share exercise price of each such pre-funded warrant) (excluding shares of common stock issuable upon exercise of the pre-funded warrants or any resulting accounting associated with the exercise of the pre-funded warrants), after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2025 would have been $   million, or $   per share. This represents an immediate increase of $   in as adjusted net tangible book value per share to existing stockholders and immediate dilution of $   in as adjusted net tangible book value per share to investors purchasing common stock or pre-funded warrants in this offering. Dilution per share to investors purchasing securities in this offering is determined by subtracting as adjusted net tangible book value per share after this offering from the public offering price per share paid by investors. The following table illustrates this dilution on a per share basis:

Public offering price per share			$

Historical net tangible book value per share as of September 30, 2025		$3.25
Increase in as adjusted net tangible book value per share attributable to investors in this offering	$

As adjusted net tangible book value per share as of September 30, 2025 after giving effect to this offering

Dilution in as adjusted net tangible book value per share to investors in this offering			$

If the underwriters exercise in full their option to purchase up to an additional    shares of common stock, the as adjusted net tangible book value after this offering would be $    per share of our common stock, representing an immediate increase in net tangible book value of $    per share to existing stockholders and an immediate dilution in net tangible book value of $    per share to investors purchasing shares in this offering at the public offering price.

If holders of the pre-funded warrants purchased in this offering exercise those pre-funded warrants in full, the immediate dilution in as adjusted net tangible book value per share to investors purchasing shares in this offering would be $    per share.

The as adjusted information discussed above will be based on the number of shares of common stock and pre-funded warrants, the offering price and other terms determined at the pricing of this offering.

To the extent that outstanding pre-funded warrants or options are exercised or outstanding restricted stock awards vest, investors purchasing our common stock in this offering may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

The above discussion and table are based on 87,511,470 shares of our common stock outstanding as of September 30, 2025 and excludes, in each case as of September 30, 2025 (unless otherwise indicated):

•

$150.0 million of shares of our common stock remaining available for sale by us as of September 30, 2025 under our “at the market” offering facility with TD Securities (USA) LLC, of which no shares of our common stock were sold subsequent to September 30, 2025;

•

15,309,343 shares of our common stock issuable upon the exercise of stock options to purchase common stock that were outstanding as of September 30, 2025, with a weighted average exercise price of $6.35 per share, of which 2,627,923 stock options were subsequently exercised for cash proceeds of $22.4 million between October 1, 2025 and November 30, 2025;

•	679,035 shares of our common stock issuable upon the vesting of restricted stock units that were unvested as of September 30, 2025;

•

5,410,413 shares of our common stock reserved for issuance pursuant to future awards under our 2021 Incentive Award Plan, as well as any automatic increases in the number of shares of our common stock reserved for future issuance under this plan;

•

1,984,826 shares of our common stock reserved for issuance pursuant to future awards under our 2021 Employee Stock Purchase Plan, as well as any automatic increases in the number of shares of our common stock reserved for future issuance under this plan;

•	753,314 shares of our common stock reserved for issuance pursuant to future awards under our 2022 Employment Inducement Award Plan; and

•

4,190,952 shares of our common stock issuable upon the exercise of pre-funded warrants with an exercise price of $0.0001 per pre-funded warrant, of which 310,000 pre-funded warrants were subsequently exercised between October 1, 2025 and November 30, 2025.

In May 2023, we entered into a Sales Agreement for an “at the market” offering with Cowen and Company, LLC, now part of TD Securities (USA) LLC, relating to shares of our common stock having an aggregate offering price of up to $150.0 million. Through the date of this prospectus supplement, we have not issued any shares of common stock pursuant to the Sales Agreement. As of the date of this prospectus supplement, $150.0 million of shares of common stock remain available for sale under the Sales Agreement. There can be no assurance as to whether or, if so, how many or when, additional shares will be issued by us thereunder.

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS FOR NON-U.S. HOLDERS OF OUR COMMON STOCK AND PRE-FUNDED WARRANTS

The following discussion describes the material U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock and pre-funded warrants acquired in this offering by a Non-U.S. Holder (as defined below). This discussion is based on the current provisions of the Internal Revenue Code of 1986, as amended (referred to as the “Code”), existing and proposed U.S. Treasury regulations promulgated thereunder, and administrative rulings and court decisions in effect as of the date hereof, all of which are subject to change at any time, possibly with retroactive effect. No ruling has been or will be sought from the Internal Revenue Service (“IRS”), with respect to the matters discussed below, and there can be no assurance the IRS will not take a contrary position regarding the tax consequences of the acquisition, ownership or disposition of our common stock or pre-funded warrants, or that any such contrary position would not be sustained by a court.

We assume in this discussion that the shares of our common stock and pre-funded warrants will be held as capital assets (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxes, does not discuss the potential application of the Medicare contribution tax on net investment income or the alternative minimum tax and does not address state or local taxes, U.S. federal gift and estate tax laws (except as specifically provided below), or any non-U.S. tax consequences that may be relevant to Non-U.S. Holders in light of their particular circumstances. This discussion also does not address the special tax rules applicable to particular Non-U.S. Holders, such as:

•	financial institutions;

•	brokers or dealers in securities;

•	tax-exempt organizations;

•	pension plans;

•	regulated investment companies;

•	owners that hold our common stock or pre-funded warrants as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment;

•	persons deemed to sell our common stock or pre-funded warrants under the constructive sale provisions of the Code;

•	persons who acquired our common stock or pre-funded warrants pursuant to the exercise of any employee stock option or otherwise as compensation;

•	insurance companies;

•	controlled foreign corporations, passive foreign investment companies, or corporations that accumulate earnings to avoid U.S. federal income tax; and

•	certain U.S. expatriates.

In addition, this discussion does not address the tax treatment of partnerships or other pass-through entities or persons who hold our common stock or pre-funded warrants through partnerships or other entities which are pass-through entities for U.S. federal income tax purposes. A partner in a partnership or equityholder in such other pass-through entity that will hold our common stock or pre-funded warrants should consult his, her or its own tax advisor regarding the tax consequences of the ownership and disposition of our common stock or pre-funded warrants through a partnership or other pass-through entity, as applicable.

This discussion of U.S. federal income tax considerations is for information purposes only and is not tax advice. Prospective investors should consult their own tax advisors regarding the U.S. federal, state, local and non-U.S. income and other tax considerations of acquiring, holding and disposing of our common stock or pre-funded warrants.

For the purposes of this discussion, a “Non-U.S. Holder” means a beneficial owner (other than a partnership or other pass-through entity) of our common stock or pre-funded warrants that is not, for U.S. federal income tax purposes, (a) an individual citizen or resident of the United States, (b) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes), created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (d) a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States person(s) (within the meaning of Section 7701(a)(30) of the Code) has the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

Treatment of Pre-Funded Warrants

Although it is not entirely free from doubt, a pre-funded warrant should be treated as a share of our common stock for U.S. federal income tax purposes and a holder of pre-funded warrants should generally be taxed in the same manner as a holder of common stock as described below. Accordingly, no income, gain or loss should be recognized upon the exercise of a pre-funded warrant except to the extent of cash received in exchange for a fractional share, which will be treated as a sale subject to the rules described below under “— Disposition of our Common Stock or Pre-Funded Warrants,” and upon exercise, the holding period of a pre-funded warrant should carry over to the share of common stock received. Similarly, the tax basis of the pre-funded warrant should carry over to the share of common stock received upon exercise increased by the exercise price of the pre-funded warrant. This characterization is not binding on the IRS, and the IRS may treat our pre-funded warrants as warrants to acquire shares of our common stock. In that case, the amount and character of a holder’s gain with respect to an investment in pre-funded warrants pursuant to this offering could be materially different than the discussion set forth below.

Each holder should consult his, her or its own tax advisor regarding the risks associated with the acquisition of pre-funded warrants pursuant to this offering (including potential alternative characterizations). The balance of this discussion generally assumes that the characterization described above is respected for U.S. federal income tax purposes.

Distributions

We do not anticipate declaring or paying any cash dividends for the foreseeable future. In the event that we do make distributions on our common stock or pre-funded warrants to a Non-U.S. Holder, those distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that is applied against and reduces, but not below zero, a Non-U.S. Holder’s adjusted tax basis in our common stock or pre-funded warrants. Any remaining excess will be treated as gain realized on the sale or exchange of our common stock or pre-funded warrants as described below under the section titled “ — Disposition of Our Common Stock or Pre-Funded Warrants.”

Any distribution that is treated as a dividend paid to a Non-U.S. Holder that is not effectively connected with the holder’s conduct of a trade or business in the United States will generally be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and the Non-U.S. Holder’s country of residence. To obtain a reduced rate of withholding under a treaty, a Non-U.S. Holder generally will be required to provide the applicable withholding agent with a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E or other appropriate form, certifying the Non-U.S. Holder’s entitlement to benefits under that treaty. A Non-U.S. Holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim with the IRS. Non-U.S. Holders are urged to consult their own tax advisors regarding their entitlement to benefits under a relevant income tax treaty and the specific methods available to them to satisfy these requirements.

We generally are not required to withhold tax on dividends paid to a Non-U.S. Holder that are effectively connected with the holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that the holder maintains in the United States) if the Non-U.S. Holder furnished to us or the applicable withholding agent a properly executed IRS Form W-8ECI, stating that the dividends are so connected. In general, such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates applicable to United States persons. A corporate Non-U.S. Holder receiving effectively connected income may also be subject to an additional “branch profits tax,” which is imposed, under certain circumstances, at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on the corporate Non-U.S. Holder’s effectively connected earnings and profits, subject to certain adjustments.

See also the sections below titled “— Information Reporting and Backup Withholding” and “— FATCA” for additional withholding rules that may apply to dividends paid to certain foreign financial institutions or non-financial foreign entities.

Disposition of Our Common Stock or Pre-Funded Warrants

Subject to the discussions below under the sections titled “— Information Reporting and Backup Withholding” and “— FATCA,” a Non-U.S. Holder generally will not be subject to U.S. federal income tax with respect to gain realized on a sale or other disposition of our common stock or pre-funded warrants unless:

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States, and if an applicable income tax treaty so provides, the gain is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States; in these cases, the Non-U.S. Holder will be taxed on a net income basis at the same U.S. federal income tax rates applicable to United States persons (as defined in the Code), and if the Non-U.S. Holder is a corporation, an additional branch profits tax at a rate of 30%, or a lower rate as may be specified by an applicable income tax treaty, may also apply;

•

the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more in the taxable year of the disposition and certain other requirements are met, in which case the Non-U.S. Holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence) on the net gain derived from the disposition, which may be offset by certain U.S.-source capital losses of the Non-U.S. Holder, if any; or

•

we are, or have been at any time during the five-year period preceding such disposition (or the Non-U.S. Holder’s holding period, if shorter), a “U.S. real property holding corporation,” unless our common stock is regularly traded on an established securities market and the Non-U.S. Holder held no more than 5% of our outstanding common stock, directly or indirectly, during the shorter of the five-year period ending on the date of the disposition or the period that the Non-U.S. Holder held our common stock. Special rules may apply to the determination of the 5% threshold in the case of a holder of a pre-funded warrant. Non-U.S. Holders are urged to consult their own tax advisors regarding the effect of holding our pre-funded warrants on the calculation of such 5% threshold. Generally, a corporation is a “U.S. real property holding corporation” if the fair market value of its “U.S. real property interests” (as defined in the Code and applicable U.S. Treasury regulations) equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance, we believe that we are not currently, and we do not anticipate becoming, a “U.S. real property holding corporation” for U.S. federal income tax purposes. No assurance can be provided that our common stock will be regularly traded on an established securities market for purposes of the rules described above.

See the sections titled “— Information Reporting and Backup Withholding” and “— FATCA” below for additional information regarding withholding rules that may apply to proceeds of a disposition of our common stock or pre-funded warrants paid to foreign financial institutions or non-financial foreign entities.

Federal Estate Tax

Common stock or pre-funded warrants owned or treated as owned by an individual who is a Non-U.S. Holder (as specially defined for U.S. federal estate tax purposes) at the time of death will be included in the individual’s gross estate for U.S. federal estate tax purposes and, therefore, may be subject to U.S. federal estate tax, unless an applicable estate tax or other treaty provides otherwise.

Information Reporting and Backup Withholding

We must report annually to the IRS and to each Non-U.S. Holder the gross amount of the distributions paid to such holder and the tax withheld, if any, with respect to such distributions. Non-U.S. Holders may have to comply with specific certification procedures to establish that the holder is not a United States person (as defined in the Code) in order to avoid backup withholding at the applicable rate with respect to dividends on our common stock or pre-funded warrants. Generally, a Non-U.S. Holder will comply with such procedures if it provides a properly executed IRS Form W-8BEN (or other applicable Form W-8) or otherwise meets documentary evidence requirements for establishing that it is not a United States person or otherwise establishes an exemption. Dividends paid to Non-U.S. Holders subject to withholding of U.S. federal income tax, as described above under the heading “Distributions,” will generally be exempt from U.S. backup withholding.

Information reporting and backup withholding generally will apply to the proceeds of a disposition of our common stock or pre-funded warrants by a Non-U.S. Holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a Non-U.S. Holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a Non-U.S. Holder where the transaction is effected outside the United States through a non-U.S. office of a non-U.S. broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. Holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

Copies of information returns may be made available to the tax authorities of the country in which the Non-U.S. Holder resides or is incorporated under the provisions of a specific treaty or agreement.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder can be refunded or credited against the Non-U.S. Holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is timely filed with the IRS.

FATCA

Provisions of the Code commonly referred to as the Foreign Account Tax Compliance Act, or FATCA, generally impose a 30% withholding tax on dividends on common stock and pre-funded warrants if paid to a non-U.S. entity unless (i) if the non-U.S. entity is a “foreign financial institution,” the non-U.S. entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the non-U.S. entity is not a “foreign financial institution,” the non-U.S. entity identifies certain of its U.S. investors, if any, or (iii) the non-U.S. entity is otherwise excepted under FATCA.

Withholding under FATCA generally will apply to payments of dividends on our common stock or pre-funded warrants. While withholding under FATCA may apply to payments of gross proceeds from a sale or other disposition of our common stock or pre-funded warrants, under proposed U.S. Treasury Regulations, withholding on payments of gross proceeds is not required. Although such regulations are not final, applicable withholding agents may rely on the proposed regulations until final regulations are issued. If withholding under FATCA is required on any payment related to our common stock or pre-funded warrants, Non-U.S. Holders not otherwise subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) on such payment may be required to seek a refund or credit from the IRS. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this section. Holders should consult their own tax advisors regarding the possible implications of FATCA on their investment in our common stock or pre-funded warrants.

The preceding discussion of material U.S. federal tax considerations is for information only. It is not tax advice. Prospective investors should consult their own tax advisors regarding the particular U.S. federal, state, local and non-U.S. tax consequences of purchasing, holding and disposing of our common stock or pre-funded warrants, including the consequences of any proposed changes in applicable laws.

UNDERWRITING

We are offering the shares of common stock and pre-funded warrants described in this prospectus supplement through a number of underwriters. Jefferies LLC, TD Securities (USA) LLC and Leerink Partners LLC are acting as joint book-running managers of the offering and as representatives of the underwriters. We intend to enter into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of shares of common stock and pre-funded warrants listed next to its name in the following table.

Name	Number of Shares	Number of Pre-Funded Warrants
Jefferies LLC
TD Securities (USA) LLC
Leerink Partners LLC
Mizuho Securities USA LLC
Citizens JMP Securities, LLC
Oppenheimer and Co. Inc.

Total:

The underwriters are committed to purchase all the shares of common stock and pre-funded warrants offered by us if they purchase any shares or pre-funded warrants. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.

The underwriters propose to offer the shares of common stock and pre-funded warrants directly to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $   per share. After the initial offering of the shares to the public, if all of the shares are not sold at the public offering price, the underwriters may change the offering price and the other selling terms. Sales of any shares made outside of the United States may be made by affiliates of the underwriters. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase, from time to time, in whole or in part, up to an aggregate of   shares of common stock from us at the public offering price set forth on the cover page of this prospectus supplement, less underwriting discounts and commissions. If the underwriters exercise this option, each underwriter will be obligated, subject to specified conditions, to purchase a number of additional shares of common stock proportionate to that underwriter’s initial purchase commitment as indicated in the table above.

The underwriting fee is equal to the public offering price per share of common stock less the amount paid by the underwriters to us per share of common stock, or the offering price per pre-funded warrant less the amount paid by the underwriters to us per pre-funded warrant, as the case may be. The underwriting fee is $   per share and per pre-funded warrant. The following table shows the per share, per pre-funded warrant and total underwriting discounts and commissions to be paid to the underwriters, assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

	Without option to purchase additional shares exercise	With full option to purchase additional shares exercise
Per Share	$	$
Total	$	$

We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $575,000.

A prospectus supplement in electronic format may be made available on the websites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

We have agreed that we will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the SEC a registration statement under the Securities Act relating to, any shares of our common stock or securities convertible into or exercisable or exchangeable for any shares of our common stock, or publicly disclose the intention to undertake any of the foregoing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of the ownership of any shares of common stock or any such other securities, regardless of whether any of these transactions are to be settled by the delivery of shares of common stock or such other securities, in cash or otherwise, without the prior written consent of the representatives for a period of 60 days after the date of this prospectus supplement, other than the shares of our common stock to be sold in this offering. The restrictions described in this paragraph will not apply to the issuance of common stock upon the exercise of the pre-funded warrants during the 60-day period following the date of this prospectus supplement.

The restrictions on our actions, as described above, do not apply to certain transactions, including (i) the issuance of shares of common stock or securities convertible into or exercisable for shares of our common stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of pre-funded warrants, warrants or options (including net exercise) or the settlement of restricted stock units (RSU) (including net settlement), in each case outstanding on the date of the underwriting agreement and described in this prospectus supplement; (ii) grants of stock options, stock awards, restricted stock, RSUs or other equity awards and the issuance of shares of our common stock or securities convertible into or exercisable or exchangeable for shares of our common stock (whether upon the exercise of stock options or otherwise) to our employees, officers, directors, advisors or consultants pursuant to the terms of an equity compensation plan in effect as of the closing of this offering and described in this prospectus supplement; (iii) the sale or issuance of or entry into an agreement to sell or issue up to 10% of our outstanding shares of common stock, or securities convertible into, exercisable for, or which are otherwise exchangeable for, common stock, immediately following the closing date of this offering, in connection with our acquisition of one or more businesses, products, assets or technologies (whether by means of merger, stock purchase, asset purchase or otherwise) or in connection with joint ventures, collaboration or licensing agreements, marketing or distribution arrangements, commercial relationships or other strategic transactions, provided that such recipients enter into a lock-up agreement with the underwriters; or (iv) our filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to any plan in effect on the date of the underwriting agreement and described in this prospectus supplement or any assumed benefit plan pursuant to an acquisition or similar strategic transaction.

Our directors and executive officers, or the lock-up parties, have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each lock-up party, with limited exceptions, for a period of 60 days after the date of this prospectus supplement (the restricted period), may not (and may not cause any of their direct or indirect affiliates to), without the prior written consent of the representatives, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (including, without limitation, common stock or such other securities which may be deemed to be beneficially owned by such lock-up parties in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant) (collectively with the common stock, the lock-up securities), (2) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the lock-up securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of lock-up securities, in cash or otherwise, (3) make any demand for, or exercise any right with respect to, the registration of any lock-up securities, or (4) publicly disclose the intention to do any of the foregoing. Such persons or entities have further acknowledged that these undertakings preclude them from engaging in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition or transfer (by any person or entity, whether or not a signatory to such agreement) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any lock-up securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of lock-up securities, in cash or otherwise.

The restrictions described in the immediately preceding paragraph and contained in the lock-up agreements between the underwriters and the lock-up parties do not apply, subject in certain cases to various conditions, to certain transactions, including (a) transfers of lock-up securities:

(i)	as a bona fide gift or gifts, or for bona fide estate planning purposes,

(ii)	by will, other testamentary document or intestacy,

(iii)

to any trust for the direct or indirect benefit of the lock-up party or any immediate family member, or if the undersigned is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust,

(iv)

to a partnership, limited liability company or other entity of which the lock-up party and its immediate family members are the legal and beneficial owner of all of the outstanding equity securities or similar interests,

(v)	to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iv),

(vi)

if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate of the lock-up party, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the lock-up party or its affiliates or (B) as part of a distribution to members, partners, shareholders or other equity holders of the lock-up party,

(vii)	by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree, separation agreement or other court order,

(viii)	to us from an employee or other service provider upon death, disability or termination of employment or service, in each case, of such employee or service provider,

(ix)	as part of a sale of lock-up securities acquired (A) in open market transactions after the completion of this offering or (B) from the underwriters in this offering,

(x)

to us in connection with the vesting, settlement or exercise of restricted stock units, options, warrants or other rights to purchase shares of our common stock (including, in each case, by way of “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments due as a result of the vesting, settlement, or exercise of such restricted stock units, options, warrants or rights, provided that any such shares of common stock received upon such exercise, vesting or settlement shall be subject to the terms of the lock-up agreement, and provided further that any such restricted stock units, options, warrants or rights are held by the lock-up parties pursuant to an agreement or equity awards granted under a stock incentive plan or other equity award plan, each such agreement or plan which is described in this prospectus supplement (including any exhibits filed herewith),

(xi)

in a “sell-to-cover” transaction or transactions for the purpose of satisfying any withholding tax obligations (including estimated taxes) and/or social security contributions due as a result of the vesting or settlement of any restricted stock units held by the undersigned pursuant to an agreement or equity award granted under a stock incentive plan or other equity award plan that is described in this prospectus supplement (including any exhibits filed herewith), or

(xii)

pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by our board of directors and made to all shareholders involving a change in control (for purposes hereof, “change of control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of shares of capital stock if, after such transfer, such person or group of affiliated persons would hold more than 50% of our outstanding voting securities (or the surviving entity)), provided that if such transaction is not completed, all such lock-up securities would remain subject to the restrictions, provided that (A) in the case of any transfer, distribution or other disposition pursuant to clause (a)(i), (ii), (iii), (iv), (v), (vi) and (vii), such transfer shall not involve a disposition for value and, other than in connection with a gift to a donor advised fund following which the undersigned retains beneficial ownership or the power to direct any subsequent disposition of the transferred Lock-up Securities by such fund, each donee, devisee, transferee or distributee shall execute and deliver to the representatives a lock-up agreement, (B) in the case of any transfer, distribution or disposition pursuant to clauses (a)(ii), (iii), (iv), (v), (vi) and (x), no filing by any party (devisee, transferor, transferee, distributer or distributee) under the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the restricted period referred to above) and (C) in the case of any transfer or distribution pursuant to clauses (a)(vii), (viii) and (xi) it shall be a condition to such transfer or disposition that no public filing, report or announcement shall be voluntarily made and if any filing under Section 16(a) of the Exchange Act, or other public filing, report or announcement reporting a reduction in beneficial ownership of shares of common stock in connection with such transfer or distribution shall be legally required during the restricted period, such filing, report or announcement shall clearly indicate in the footnotes thereto the nature and conditions or circumstances of such transfer or disposition; (b) exercise of the options, settlement of RSUs or other equity awards, or the exercise of warrants granted pursuant to plans described in this prospectus supplement, provided that any lock-up securities received upon such exercise, vesting or settlement shall be subject to restrictions similar to those in the immediately preceding paragraph; (c) the conversion of outstanding preferred stock, pre-funded warrants to acquire common stock, warrants to acquire preferred stock, or convertible securities into shares of our common stock or warrants to acquire shares of our common stock, provided that any such shares of common stock or warrants received upon such conversion shall be subject to restrictions similar to those in the immediately preceding paragraph; (d) the establishment or amendment by lock-up parties of trading plans pursuant to Rule 10b5-1 under the Exchange Act, provided that such plan does not provide for the transfer or disposition of lock-up securities during the restricted period, no filing by any party under the Exchange Act or other public announcement shall be made voluntarily in connection with such trading plan during the restricted period and any required filing under the Exchange Act or other required public announcement regarding the establishment of such trading plan during the restricted period shall include a statement that the undersigned is not permitted to transfer or dispose of lock-up securities under such trading plan during the restricted period in contravention of the lock-up agreement; and (e) the sale of lock-up securities under existing trading plans pursuant to Rule 10b5-1 under the Exchange Act, provided that any filing, report or announcement shall clearly indicate in the footnotes thereto the nature and conditions of such transfer.

The representatives, in their sole discretion, may release the securities subject to any of the lock-up agreements with the underwriters described above, in whole or in part at any time.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act. The underwriters have agreed to reimburse us for certain expenses of the offering and other fees.

Our common stock is quoted on the Nasdaq Global Select Market under the symbol “TERN.” We do not intend to list the pre-funded warrants on the Nasdaq Global Select Market, any other nationally recognized securities exchange or any other nationally recognized trading system.

In connection with this offering, the underwriters may engage in stabilizing transactions, which involve making bids for, purchasing and selling shares of common stock in the open market for the purpose of preventing or retarding a decline in the market price of the common stock while this offering is in progress. These stabilizing transactions may include making short sales of common stock, which involve the sale by the underwriters of a greater number of shares of common stock than they are required to purchase in this offering, and purchasing shares of common stock on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional shares referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option to purchase additional shares, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through the option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.

The underwriters have advised us that, pursuant to Regulation M of the Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the common stock, including the imposition of penalty bids. This means that if the representatives of the underwriters purchase common stock in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those shares as part of this offering to repay the underwriting discount received by them.

These activities may have the effect of raising or maintaining the market price of the common stock or preventing or retarding a decline in the market price of the common stock, and, as a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the Nasdaq Global Select Market, in the over-the-counter market or otherwise.

In addition, in connection with this offering certain of the underwriters may engage in passive market making transactions in our common stock on The Nasdaq Stock Market prior to the pricing and completion of this offering. Passive market making consists of displaying bids on The Nasdaq Stock Market no higher than the bid prices of independent market makers and making purchases at prices no higher than these independent bids and effected in response to order flow. Net purchases by a passive market maker on each day are generally limited to a specified percentage of the passive market maker’s average daily trading volume in the common stock during a specified period and must be discontinued when such limit is reached. Passive market making may cause the price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of these transactions. If passive market making is commenced, it may be discontinued at any time.

Selling Restrictions

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

European Economic Area

In relation to each Member State of the European Economic Area (each a “Relevant State”), no shares or pre-funded warrants have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares or pre-funded warrants which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of shares or pre-funded warrants may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares or pre-funded warrants shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any shares or pre-funded warrants or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and us that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation.

In the case of any shares or pre-funded warrants being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares or pre-funded warrants acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares or pre-funded warrants to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer to the public” in relation to the shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares or pre-funded warrants to be offered so as to enable an investor to decide to purchase or subscribe for any shares or pre-funded warrants, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom

No shares or pre-funded warrants have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares or pre-funded warrants which has been approved by the Financial Conduct Authority, except that the shares or pre-funded warrants may be offered to the public in the United Kingdom at any time:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the U.K. Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the U.K. Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(c)	in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000, as amended (FSMA),

provided that no such offer of the shares or pre-funded warrants shall require us or any underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the U.K. Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the shares or pre-funded warrants in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares or pre-funded warrants to be offered so as to enable an investor to decide to purchase or subscribe for any shares or pre-funded warrants and the expression “U.K. Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the U.K. Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the Order), and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the shares or pre-funded warrants in the United Kingdom within the meaning of the FSMA. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons. Any person in the UK who is not a relevant person must not act on or rely upon this document or any of its contents.

Notice to Prospective Investors in Canada

The shares or pre-funded warrants may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares or pre-funded warrants must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Switzerland

The shares or pre-funded warrants may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (SIX), or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares, the pre-funded warrants or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares or pre-funded warrants have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares or pre-funded warrants will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (CISA). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares or pre-funded warrants.

Notice to Prospective Investors in Hong Kong

The shares or pre-funded warrants have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the SFO), of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong) (the CO), or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the shares or pre-funded warrants has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares or pre-funded warrants which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Notice to Prospective Investors in Singapore

The representatives have acknowledged that this prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the representatives have represented and agreed that it has not offered or sold any shares or pre-funded warrants or caused the shares or pre-funded warrants to be made the subject of an invitation for subscription or purchase and will not offer or sell any shares or pre-funded warrants or cause the shares or pre-funded warrants to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement and the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares or pre-funded warrants, whether directly or indirectly, to any person in Singapore other than:

(a)

to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the SFA)) pursuant to Section 274 of the SFA;

(b)

to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or

(c)	otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares or pre-funded warrants are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares or pre-funded warrants pursuant to an offer made under Section 275 of the SFA except:

(i)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law;

(iv)	as specified in Section 276(7) of the SFA; or

(v)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Notice to Prospective Investors in Japan

The shares or pre-funded warrants have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the shares, pre-funded warrants, nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Notice to Prospective Investors in the United Arab Emirates

The shares or pre-funded warrants have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus supplement has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

Notice to Prospective Investors in Israel

In the State of Israel this prospectus supplement shall not be regarded as an offer to the public to purchase shares of common stock or pre-funded warrants under the Israeli Securities Law, 5728 — 1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728–1968, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions, or the Addressed Investors, or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728 — 1968, subject to certain conditions, or the Qualified Investors. The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. The company has not and will not take any action that would require it to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728 — 1968. We have not and will not distribute this prospectus supplement or make, distribute or direct an offer to subscribe for our common stock or pre-funded warrants to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors.

Qualified Investors may have to submit written evidence that they meet the definitions set out in of the First Addendum to the Israeli Securities Law, 5728 — 1968. In particular, we may request, as a condition to be offered common stock or pre-funded warrants, that Qualified Investors will each represent, warrant and certify to us and/ or to anyone acting on our behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law, 5728 — 1968; (ii) which of the categories listed in the First Addendum to the Israeli Securities Law, 5728 — 1968 regarding Qualified Investors is applicable to it; (iii) that it will abide by all provisions set forth in the Israeli Securities Law, 5728 — 1968 and the regulations promulgated thereunder in connection with the offer to be issued common stock or pre-funded warrants; (iv) that the shares of common stock or pre-funded warrants that it will be issued are, subject to exemptions available under the Israeli Securities Law, 5728 — 1968: (a) for its own account; (b) for investment purposes only; and (c) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law, 5728 — 1968; and (v) that it is willing to provide further evidence of its Qualified Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor’s name, address and passport number or Israeli identification number.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon by our counsel, Wilmer Cutler Pickering Hale and Dorr LLP. Davis Polk & Wardwell LLP is acting as counsel for the underwriters in connection with certain legal matters related to this offering.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024, as set forth in their report, which is incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.ternspharma.com. The information contained on, or accessible through, our website is not incorporated by reference into this prospectus supplement and should not be considered as a part of this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference.

This prospectus supplement is part of a registration statement we filed with the SEC. This prospectus supplement omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the accompanying prospectus and the registration statement of which this prospectus supplement forms a part for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus supplement concerning any document we filed as an exhibit to the accompanying prospectus, the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You can obtain a copy of the accompanying prospectus and the registration statement from the SEC’s website.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement and the accompanying prospectus is considered to be part of this prospectus supplement. Because we are incorporating by reference future filings with the SEC, this prospectus supplement is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus supplement. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or the accompanying prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus supplement incorporates by reference the documents listed below (File No. 001-39926) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:

•	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 20, 2025;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2024, from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 29, 2025;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025, filed with the SEC on May 8, 2025, August 5, 2025 and November 10, 2025, respectively;

•	our Current Reports on Form 8-K filed with the SEC on February 6, 2025, February 20, 2025, February 24, 2025, June 16, 2025, October 22, 2025, November 3, 2025 and December 8, 2025; and

•

the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on January  22, 2021, as the description therein has been updated and superseded by the description of our capital stock contained in Exhibit 4.3 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC on March 20, 2025, and including any amendments and reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Terns Pharmaceuticals, Inc.

1065 East Hillsdale Boulevard., Suite 100

Foster City, California 94404

Attention: Investor Relations

(650) 525-5535

PROSPECTUS

Terns Pharmaceuticals, Inc.

Common Stock

Preferred Stock

Debt Securities

Depositary Shares

Subscription Rights

Warrants

Units

We may offer and sell securities from time to time in one or more offerings. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any applicable prospectus supplement before you invest.

We may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.

Our common stock is listed on The NASDAQ Global Select Market under the symbol TERN.

Investing in these securities involves significant risks. See the information included under “Risk Factors” on page 5 of this prospectus and in any accompanying prospectus supplement, and under similar headings in the documents incorporated by reference in this prospectus or any prospectus supplement, for a discussion of the factors you should carefully consider before deciding to purchase these securities. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 9, 2025.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, which we refer to as the “Securities Act”, utilizing an automatic “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Unless the context otherwise indicates, references in this prospectus to the “Company,” “we,” “our” and “us” refer, collectively, to Terns Pharmaceuticals, Inc., a Delaware corporation, and its consolidated subsidiaries.

“Terns,” “Terns Pharmaceuticals,” the Terns logo and other trademarks, trade names or service marks of Terns Pharmaceuticals, Inc. appearing in this prospectus are the property of Terns Pharmaceuticals, Inc. All other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert their rights thereto.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.ternspharma.com. The information contained on, or accessible through, our website is not incorporated by reference into this prospectus and should not be considered to be a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings and the exhibits attached thereto. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 001-39926) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:

•	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 20, 2025;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2024, from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 29, 2025;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025, filed with the SEC on May 8, 2025, August 5, 2025 and November 10, 2025, respectively;

•	our Current Reports on Form 8-K filed with the SEC on February 6, 2025, February 20, 2025, February 24, 2025, June 16, 2025, October 22, 2025, November 3, 2025 and December 8, 2025; and

•

the description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on January  22, 2021, as the description therein has been updated and superseded by the description of our capital stock contained in Exhibit 4.3 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC on March 20, 2025, and including any amendments and reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

1065 East Hillsdale Blvd., Suite 100

Foster City, California 94404

Attn: Investor Relations

(650) 525-5535

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. These statements involve known and unknown risks, uncertainties related to global economic and political developments and other important factors that are in some cases beyond our control and may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would,” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. These forward-looking statements include, but are not limited to, statements about:

•	our expectations with regard to the results of our clinical studies, preclinical studies and research and development programs, including the timing and availability of data from such studies;

•	the location, timing of commencement and data reporting of future nonclinical studies and clinical trials and research and development programs;

•	our clinical and regulatory development plans;

•	our expectations regarding the product profile, relative benefits and clinical utility of our product candidates;

•	our expectations regarding the potential market size and size of the potential patient populations for our product candidates and any future product candidates if approved for commercial use;

•	our ability to acquire, discover, develop and advance our product candidates into, and successfully complete, clinical trials;

•	our intentions and our ability to establish collaborations and/or partnerships;

•	the timing or likelihood of regulatory filings and approvals for our product candidates;

•	our commercialization, marketing and manufacturing capabilities and expectations;

•	our intentions with respect to the commercialization of our product candidates;

•	the pricing and reimbursement of our product candidates, if approved;

•	the implementation of our business model and strategic plans for our business and product candidates, including additional indications which we may pursue or elect not to pursue;

•	the scope of protection we are able to establish, maintain, protect and enforce for intellectual property rights covering our product candidates, including the projected terms of patent protection;

•

estimates of our expenses, future revenue, capital requirements, our needs for additional financing and our ability to obtain additional capital and the timing of the sufficiency of our capital resources;

•	our future financial performance; and

•	developments and projections relating to our competitors and our industry, including competing products.

You should read this prospectus, any accompanying prospectus supplement, and the documents incorporated by reference herein and therein completely and with the understanding that our actual results may differ materially from what we expect as expressed or implied by our forward-looking statements. In light of the significant risks and uncertainties to which our forward-looking statements are subject, you should not place undue reliance on or regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified timeframe, or at all. We discuss many of these risks in greater detail in the documents incorporated by reference herein, including under the heading “Risk Factors.” These forward-looking statements represent our estimates and assumptions only as of the dates of this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein, and any free writing prospectus, as applicable, regardless of the time of delivery of this prospectus or any sale of securities and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus supplement. For all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

This prospectus, including the information incorporated by reference herein, contains estimates, projections and other information concerning our industry, our business, and the markets for certain drugs, including data regarding the estimated size of those markets. Information that is based on estimates, forecasts, projections or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from reports, research surveys, studies and similar data prepared by third parties, industry, medical and general publications, government data and similar sources. In some cases, we do not expressly refer to the sources from which this data is derived. In that regard, when we refer to one or more sources of this type of data in any paragraph, you should assume that other data of this type appearing in the same paragraph is derived from the same sources, unless otherwise expressly stated or the context otherwise requires.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K, which are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, results of operations, financial condition and cash flows, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

TERNS PHARMACEUTICALS, INC.

Overview

We are a clinical-stage oncology company reimagining known biology to deliver high impact medicines. Our portfolio consists of multiple drug candidates we believe have the potential to deliver improved clinical outcomes in the target indication as either single-agent or combination therapies.

Corporate Information

We were incorporated under the laws of the Cayman Islands on December 9, 2016. On December 29, 2020, we effected a de-registration under the Cayman Islands Companies Law (2020 Revision) and a domestication under Section 388 of the Delaware General Corporation Law (by means of filing a certificate of domestication with the Secretary of State of Delaware), pursuant to which our jurisdiction of incorporation was changed from the Cayman Islands to the State of Delaware.

Our principal executive offices are located at 1065 East Hillsdale Blvd., Suite 100, Foster City, California 94404, and our telephone number is (650) 525-5535. Our website address is http://www.ternspharma.com. The information contained on, or accessible through, our website is not incorporated by reference into this prospectus and should not be considered to be a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include, among other uses, expenditures for clinical development of our product candidates, earlier stage research and development, regulatory, manufacturing or commercialization activities, and in-licenses or acquisitions of or investments in complementary businesses, technologies, products or assets, working capital and capital expenditures. We may temporarily invest the net proceeds in a variety of capital preservation instruments, including short-term, investment grade, interest bearing instruments and U.S. government securities, until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, our management will have broad discretion over the allocation of the net proceeds of any offering.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is intended as a summary only and therefore is not a complete description of our capital stock. This description is based upon, and is qualified by reference to, our amended and restated certificate of incorporation (our “certificate of incorporation”), our amended and restated bylaws (our “bylaws”), and applicable provisions of Delaware corporate law. You should read our certificate of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part, for the provisions that are important to you.

Our authorized capital stock consists of 150,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share.

Common Stock

Annual Meeting. Annual meetings of our stockholders are held on the date designated in accordance with our bylaws. Written notice must be mailed or electronically transmitted to each stockholder entitled to vote not less than ten nor more than 60 days before the date of the meeting. The presence in person, or by remote communication, if applicable, or by proxy of the holders of record of a majority in voting power of our issued and outstanding shares entitled to vote at such meeting constitutes a quorum for the transaction of business at meetings of the stockholders. Special meetings of the stockholders may be called for any purpose by the board of directors and shall be called by the chairman of the board or the secretary upon the written request, stating the purpose of such meeting, of the holders of a majority of the outstanding shares of all classes of capital stock entitled to vote at the meeting. Except as may be otherwise provided by applicable law, our certificate of incorporation or our bylaws, all elections shall be decided by a plurality, and all other questions shall be decided by a majority, of the affirmative votes cast (excluding abstentions and broker non-votes) by stockholders entitled to vote thereon at a duly held meeting of stockholders at which a quorum is present.

Voting Rights. Each holder of common stock is entitled to one vote for each share held of record on all matters to be voted upon by stockholders, including the election of directors. Our certificate of incorporation and bylaws do not provide for cumulative voting rights. Except as otherwise provided by law, our certificate of incorporation and bylaws, in all matters other than the election of directors, the affirmative vote of the majority of the shares present in person or represented by proxy at a meeting at which a quorum is present and entitled to vote on the subject matter shall be the act of the stockholders. Directors shall be elected by a plurality of the shares present in person or represented by proxy at a meeting at which a quorum is present and entitled to vote on the election of directors. The affirmative vote of holders of 66 2/3% of the voting power of all of the then outstanding voting stock is required to take certain actions, including amending certain provisions of our certificate of incorporation, including the provisions relating to amending our amended and restated bylaws, the classified board and director liability.

Dividends. Subject to the rights, powers and preferences of any outstanding preferred stock, and except as provided by law or in our certificate of incorporation, dividends may be declared and paid or set aside for payment on the common stock out of legally available assets or funds when and as declared by the board of directors. The payment of dividends is contingent upon our revenue and earnings, capital requirements, and general financial condition, as well as contractual restrictions and other considerations deemed to be relevant by our board of directors.

Liquidation, Dissolution and Winding Up. Subject to the rights, powers and preferences of any outstanding preferred stock, in the event of our liquidation, dissolution or winding up, our net assets will be distributed pro rata to the holders of our common stock.

Other Rights.

Holders of the common stock have no right to:

•	convert the stock into any other security;

•	have the stock redeemed;

•	purchase additional stock; or

•	maintain their proportionate ownership interest.

Holders of shares of the common stock are not required to make additional capital contributions.

Transfer Agent and Registrar. Computershare, Inc. is transfer agent and registrar for the common stock.

Preferred Stock

We are authorized to issue “blank check” preferred stock, which may be issued in one or more series upon authorization of our board of directors. Our board of directors is authorized to fix the designations, powers, preferences and the relative, participating, optional or other special rights and any qualifications, limitations and restrictions of the shares of each series of preferred stock. The authorized shares of our preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. If the approval of our stockholders is not required for the issuance of shares of our preferred stock, our board may determine not to seek stockholder approval. The specific terms of any series of preferred stock offered pursuant to this prospectus will be described in the prospectus supplement relating to that series of preferred stock.

A series of our preferred stock could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. Our board of directors will make any determination to issue preferred shares based upon its judgment as to the best interests of our stockholders. Our directors, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt through which an acquirer may be able to change the composition of our board of directors, including a tender offer or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then-current market price of the stock.

The preferred stock has the terms described below unless otherwise provided in the prospectus supplement relating to a particular series of preferred stock. You should read the prospectus supplement relating to the particular series of preferred stock being offered for specific terms, including:

•	the designation and stated value per share of the preferred stock and the number of shares offered;

•	the amount of liquidation preference per share;

•	the price at which the preferred stock will be issued;

•

the dividend rate, or method of calculation of dividends, the dates on which dividends will be payable, whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to accumulate;

•	any redemption or sinking fund provisions;

•	if other than the currency of the United States, the currency or currencies including composite currencies in which the preferred stock is denominated and/or in which payments will or may be payable;

•	any conversion provisions;

•	whether we have elected to offer depositary shares as described under “Description of Depositary Shares;” and

•	any other rights, preferences, privileges, limitations and restrictions on the preferred stock.

The preferred stock will, when issued, be fully paid and non-assessable. Unless otherwise specified in the prospectus supplement, each series of preferred stock will rank equally as to dividends and liquidation rights in all respects with each other series of preferred stock. The rights of holders of shares of each series of preferred stock will be subordinate to those of our general creditors.

As described under “Description of Depositary Shares,” we may, at our option, with respect to any series of preferred stock, elect to offer fractional interests in shares of preferred stock, and provide for the issuance of depositary receipts representing depositary shares, each of which will represent a fractional interest in a share of the series of preferred stock. The fractional interest will be specified in the prospectus supplement relating to a particular series of preferred stock.

Rank. Unless otherwise specified in the prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up of our affairs, rank:

•	senior to our common stock and to all equity securities ranking junior to such preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs;

•

on a parity with all equity securities issued by us, the terms of which specifically provide that such equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs; and

•

junior to all equity securities issued by us, the terms of which specifically provide that such equity securities rank senior to the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs.

The term “equity securities” does not include convertible debt securities.

Dividends. Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, cash dividends at such rates and on such dates described in the prospectus supplement. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our stock books on record dates fixed by our board of directors, as specified in the applicable prospectus supplement.

Dividends on any series of preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement. If our board of directors does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred stock will accrue from the date we initially issue shares of such series or such other date specified in the applicable prospectus supplement.

No dividends may be declared or paid or funds set apart for the payment of any dividends on any parity securities unless full dividends have been paid or set apart for payment on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with the parity securities.

No dividends may be declared or paid or funds set apart for the payment of dividends on any junior securities unless full dividends for all dividend periods terminating on or prior to the date of the declaration or payment will have been paid or declared and a sum sufficient for the payment set apart for payment on the preferred stock.

Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before we make any distribution or payment to the holders of any common stock or any other class or series of our capital stock ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of our affairs, the holders of each series of preferred stock shall be entitled to receive out of assets legally available for distribution to stockholders, liquidating distributions in the amount of the liquidation preference per share set forth in the prospectus supplement, plus any accrued and unpaid dividends thereon. Such dividends will not include any accumulation in respect of unpaid noncumulative dividends for prior dividend periods. Unless otherwise specified in the prospectus supplement, after payment of the full amount of their liquidating distributions, the holders of preferred stock will have no right or claim to any of our remaining assets. Upon any such voluntary or involuntary liquidation, dissolution or winding up, if our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding preferred stock and the corresponding amounts payable on all other classes or series of our capital stock ranking on parity with the preferred stock and all other such classes or series of shares of capital stock ranking on parity with the preferred stock in the distribution of assets, then the holders of the preferred stock and all other such classes or series of capital stock ranking on parity with the preferred stock will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.

Upon any such liquidation, dissolution or winding up and if we have made liquidating distributions in full to all holders of preferred stock, we will distribute our remaining assets among the holders of any other classes or series of capital stock ranking junior to the preferred stock according to their respective rights and preferences and, in each case, according to their respective number of shares. For such purposes, our consolidation or merger with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of our property or assets will not be deemed to constitute a liquidation, dissolution or winding up of our affairs.

Redemption. If so provided in the applicable prospectus supplement, the preferred stock will be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.

The prospectus supplement relating to a series of preferred stock that is subject to mandatory redemption will specify the number of shares of preferred stock that shall be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon to the date of redemption. Unless the shares have a cumulative dividend, such accrued dividends will not include any accumulation in respect of unpaid dividends for prior dividend periods. We may pay the redemption price in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of shares of our capital stock, the terms of such preferred stock may provide that, if no such shares of our capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such preferred stock shall automatically and mandatorily be converted into the applicable shares of our capital stock pursuant to conversion provisions specified in the applicable prospectus supplement. Notwithstanding the foregoing, we will not redeem any preferred stock of a series unless:

•

if that series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on the preferred stock for all past dividend periods and the then current dividend period; or

•

if such series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends for the then current dividend period.

In addition, we will not acquire any preferred stock of a series unless:

•

if that series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on all outstanding shares of such series of preferred stock for all past dividend periods and the then current dividend period; or

•

if that series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends on the preferred stock of such series for the then current dividend period.

However, at any time we may purchase or acquire preferred stock of that series (1) pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred stock of such series or (2) by conversion into or exchange for shares of our capital stock ranking junior to the preferred stock of such series as to dividends and upon liquidation.

If fewer than all of the outstanding shares of preferred stock of any series are to be redeemed, we will determine the number of shares that may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held or for which redemption is requested by such holder or by any other equitable manner that we determine. Such determination will reflect adjustments to avoid redemption of fractional shares.

Unless otherwise specified in the prospectus supplement, we will mail notice of redemption at least 10 days but not more than 60 days before the redemption date to each holder of record of preferred stock to be redeemed at the address shown on our stock transfer books. Each notice shall state:

•	the redemption date;

•	the number of shares and series of preferred stock to be redeemed;

•	the redemption price;

•	the place or places where certificates for such preferred stock are to be surrendered for payment of the redemption price;

•	that dividends on the shares to be redeemed will cease to accrue on such redemption date;

•	the date on which the holder’s conversion rights, if any, as to such shares shall terminate; and

•	the specific number of shares to be redeemed from each such holder if fewer than all the shares of any series are to be redeemed.

If notice of redemption has been given and we have set aside the funds necessary for such redemption in trust for the benefit of the holders of any shares called for redemption, then from and after the redemption date, dividends will cease to accrue on such shares, and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

Voting Rights. Holders of preferred stock will not have any voting rights, except as required by law or as indicated in the applicable prospectus supplement.

Unless otherwise provided for under the terms of any series of preferred stock, no consent or vote of the holders of shares of preferred stock or any series thereof shall be required for any amendment to our certificate of incorporation that would increase the number of authorized shares of preferred stock or the number of authorized shares of any series thereof or decrease the number of authorized shares of preferred stock or the number of authorized shares of any series thereof (but not below the number of authorized shares of preferred stock or such series, as the case may be, then outstanding).

Conversion Rights. The terms and conditions, if any, upon which any series of preferred stock is convertible into shares of our common stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of shares of common stock into which the shares of preferred stock are convertible, the conversion price, rate or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at our option or at the option of the holders of the preferred stock, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption.

Transfer Agent and Registrar. The transfer agent and registrar for the preferred stock will be set forth in the applicable prospectus supplement.

Provisions of Our Certificate of Incorporation and Bylaws and Delaware Law That May Have Anti-Takeover Effects

Certain provisions of our certificate of incorporation and bylaws may have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us. Such provisions could limit the price that certain investors might be willing to pay in the future for shares of our common stock and may limit the ability of stockholders to remove current management or directors or approve transactions that stockholders may deem to be in their best interest and, therefore, could adversely affect the price of our common stock.

No Cumulative Voting. The Delaware General Corporation Law (“DGCL”) provides that stockholders are not entitled to the right to accumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our certificate of incorporation does not provide for cumulative voting.

Board of Directors. Our certificate of incorporation and bylaws provide for a board of directors divided as nearly equally as possible into three classes. Each class is elected to a term expiring at the annual meeting of stockholders held in the third year following the year of such election. Only one class of directors is elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. The number of directors comprising our board of directors is fixed from time to time by the board of directors.

Removal of Directors by Stockholders. Our certificate of incorporation provides that members of our board of directors may only be removed for cause by a vote of the holders of at least 66 2/3% of the voting power of all the then outstanding shares of voting stock with the power to vote at an election of directors.

Board Vacancies Filled by Majority of Directors Then in Office. Vacancies and newly created seats on our board may be filled only by our board of directors unless the board of directors determines that such vacancies shall be filled by the stockholders. Further, only our board of directors may determine the number of directors on our board. The inability of stockholders to determine the number of directors or to fill vacancies or newly created seats on the board makes it more difficult to change the composition of our board of directors.

Stockholder Nomination of Directors. Our bylaws provide that a stockholder must notify us in writing of any stockholder nomination of a director not earlier than the 120th day and not later than the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, that if the date of the annual meeting is advanced more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be so delivered not later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which we publicly disclosed the date of such annual meeting.

No Action By Written Consent. Our certificate of incorporation provides that our stockholders may not act by written consent and may only act at duly called meetings of stockholders.

Undesignated Preferred Stock. As discussed above, our board of directors has the ability to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our company. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of us.

Choice of Forum. Our certificate of incorporation and bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware is the exclusive forum for the following types of actions or proceedings under Delaware statutory or common law: any derivative action or proceeding brought on our behalf; any action asserting a claim of breach of fiduciary duty owed by any of our directors, officers or stockholders to us or to our stockholders; any action asserting a claim against us arising pursuant to the DGCL, our certificate of incorporation or our bylaws (as either may be amended from time to time); or any action asserting a claim against us that is governed by the internal affairs doctrine. As a result, any action brought by any of our stockholders with regard to any of these matters will need to be filed in the Court of Chancery of the State of Delaware and cannot be filed in any other jurisdiction; provided that, the exclusive forum provision will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction; and provided further that, if and only if the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, such action may be brought in another state or federal court sitting in the State of Delaware. Our certificate of incorporation and bylaws also provide that the federal district courts of the United States of America are the exclusive forum for the resolution of any complaint asserting a cause of action against us or any of our directors, officers, employees or agents and arising under the Securities Act. Nothing in our amended and restated certificate of incorporation and amended and restated bylaws preclude stockholders that assert claims under the Exchange Act from bringing such claims in state or federal court, subject to applicable law.

If any action the subject matter of which is within the scope described above is filed in a court other than a court located within the State of Delaware, or a Foreign Action (as defined in our certificate of incorporation and bylaws), in the name of any stockholder, such stockholder shall be deemed to have consented to the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the applicable provisions of our certificate of incorporation and bylaws and having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. Although our certificate of incorporation and bylaws contain the choice of forum provision described above, it is possible that a court could find that such a provision is inapplicable for a particular claim or action or that such provision is unenforceable.

This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder.

Amendment of Charter Provisions. The amendment of any of the above provisions in our certificate of incorporation, except for the provision making it possible for our board of directors to issue undesignated preferred stock, would require approval by a stockholder vote by the holders of at least a 66 2/3% of the voting power of the then outstanding voting stock.

Delaware Business Combination Statute. We are subject to Section 203 of the DGCL (“Section 203”), which prohibits a Delaware corporation from engaging in business combinations with an interested stockholder. An interested stockholder is generally defined as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation or any entity or person affiliated with or controlling or controlled by such entity or person (“interested stockholder”). Section 203 provides that an interested stockholder may not engage in business combinations with the corporation for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combinations to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, lease, transfer, pledge or other disposition of 10% or more of the assets of the corporation to or with the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges or other financial benefits by or through the corporation.

These provisions of Delaware law, our certificate of incorporation and bylaws may have the effect of deterring hostile takeovers or delaying changes in our control or in our management. These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and in the policies they implement, and to discourage certain types of transactions that may involve an actual or threatened change of our control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts.

DESCRIPTION OF DEBT SECURITIES

The following description summarizes the general terms and provisions of the debt securities that Terns Pharmaceuticals, Inc. may offer and sell from time to time. We will describe in a prospectus supplement the specific terms of the debt securities offered through that prospectus supplement, as well as any general terms and provisions described in this section that will not apply to those debt securities. As used in this “Description of Debt Securities”, the term “debt securities” means the senior and subordinated debt securities that we issue and the trustee authenticates and delivers under the applicable indenture. When we refer to “the Company,” “we,” “our,” and “us” in this section, we mean Terns Pharmaceuticals, Inc. excluding, unless the context otherwise requires or as otherwise expressly stated, its subsidiaries.

We may issue senior debt securities from time to time, in one or more series under a senior indenture to be entered into between us and a senior trustee to be named in a prospectus supplement, which we refer to as the senior trustee. We may issue subordinated debt securities from time to time, in one or more series under a subordinated indenture to be entered into between us and a subordinated trustee to be named in a prospectus supplement, which we refer to as the subordinated trustee. The forms of senior indenture and subordinated indenture are filed as exhibits to the registration statement of which this prospectus forms a part. The senior indenture and the subordinated indenture are referred to individually as an indenture and together as the indentures and the senior trustee and the subordinated trustee are referred to individually as a trustee and together as the trustees. This section summarizes some of the provisions of the indentures and is qualified in its entirety by the specific text of the indentures, including definitions of terms used in the indentures. Wherever we refer to particular sections of, or defined terms in, the indentures, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement. You should review the indentures that are filed as exhibits to the registration statement of which this prospectus forms a part for additional information.

Neither indenture will limit the amount of debt securities that we may issue. The applicable indenture will provide that debt securities may be issued up to an aggregate principal amount authorized from time to time by us and may be payable in any currency or currency unit designated by us or in amounts determined by reference to an index.

General

The senior debt securities will constitute our unsecured and unsubordinated general obligations and will rank equally in right of payment with our other unsecured and unsubordinated obligations. The subordinated debt securities will constitute our unsecured and subordinated general obligations and will be junior in right of payment to our senior indebtedness (including senior debt securities), as described under the heading “Certain Terms of the Subordinated Debt Securities—Subordination.” The debt securities will be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries unless such subsidiaries expressly guarantee such debt securities.

The debt securities will be our unsecured obligations. Any secured debt or other secured obligations will be effectively senior to the debt securities to the extent of the value of the assets securing such debt or other obligations. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will not be guaranteed by any of our subsidiaries.

The applicable prospectus supplement and/or free writing prospectus will include any additional or different terms of the debt securities of any series being offered, including the following terms:

•	the title and type of the debt securities;

•	whether the debt securities will be senior or subordinated debt securities, and, with respect to any subordinated debt securities the terms on which they are subordinated;

•	the initial aggregate principal amount of the debt securities;

•	the price or prices at which we will sell the debt securities;

•	the maturity date or dates of the debt securities and the right, if any, to extend such date or dates;

•	the rate or rates, if any, at which the debt securities will bear interest, or the method of determining such rate or rates;

•	the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the method of determination of such dates;

•	the right, if any, to extend the interest payment periods and the duration of that extension;

•	the manner of paying principal and interest and the place or places where principal and interest will be payable;

•	the denominations of the debt securities if other than $2,000 or multiples of $1,000;

•	provisions for a sinking fund, purchase fund or other analogous fund, if any;

•	any redemption dates, prices, obligations and restrictions on the debt securities;

•

the currency, currencies or currency units in which the debt securities will be denominated and the currency, currencies or currency units in which principal and interest, if any, on the debt securities may be payable;

•	any conversion or exchange features of the debt securities;

•	whether the debt securities will be subject to the defeasance provisions in the indenture;

•	whether the debt securities will be issued in definitive or global form or in definitive form only upon satisfaction of certain conditions;

•	whether the debt securities will be guaranteed as to payment or performance;

•	any special tax implications of the debt securities;

•	any events of defaults or covenants in addition to or in lieu of those set forth in the indenture; and

•	any other material terms of the debt securities.

When we refer to “principal” in this section with reference to the debt securities, we are also referring to “premium, if any.”

We may from time to time, without notice to or the consent of the holders of any series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of such series in all respects (or in all respects other than (1) the payment of interest accruing prior to the issue date of such further debt securities or (2) the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with the debt securities of such series and have the same terms as to status, redemption or otherwise as the debt securities of such series.

You may present debt securities for exchange and you may present debt securities for transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable prospectus supplement. We will provide you those services without charge, although you may have to pay any tax or other governmental charge payable in connection with any exchange or transfer, as set forth in the indenture.

Debt securities may bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate (original issue discount securities) may be sold at a discount below their stated principal amount. U.S. federal income tax considerations applicable to any such discounted debt securities or to certain debt securities issued at par which are treated as having been issued at a discount for U.S. federal income tax purposes will be described in the applicable prospectus supplement.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. You may receive a payment of principal on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending on the value on such dates of the applicable currency, security or basket of securities, commodity or index. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, securities or baskets of securities, commodities or indices to which the amount payable on such date is linked and certain related tax considerations will be set forth in the applicable prospectus supplement.

Certain Terms of the Senior Debt Securities

Covenants. Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the senior debt securities will not contain any financial or restrictive covenants, including covenants restricting either us or any of our subsidiaries from incurring, issuing, assuming or guaranteeing any indebtedness secured by a lien on any of our or our subsidiaries’ property or capital stock, or restricting either us or any of our subsidiaries from entering into sale and leaseback transactions.

Consolidation, Merger and Sale of Assets. Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to any person, in either case, unless:

•	the successor entity, if any, is a U.S. corporation, limited liability company, partnership or trust;

•	the successor entity assumes our obligations on the senior debt securities and under the senior indenture;

•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

•

we have delivered to the senior trustee an officer’s certificate and an opinion of counsel, each stating that the consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the senior indenture and all conditions precedent provided for in the senior indenture relating to such transaction have been complied with.

The restrictions described in the bullets above do not apply (1) to our consolidation with or merging into one of our affiliates, if our board of directors determines in good faith that the purpose of the consolidation or merger is principally to change our state of incorporation or our form of organization to another form or (2) if we merge with or into a single direct or indirect wholly-owned subsidiary of ours.

The surviving business entity will succeed to, and be substituted for, us under the senior indenture and the senior debt securities and, except in the case of a lease, we shall be released from all obligations under the senior indenture and the senior debt securities.

No Protection in the Event of a Change in Control. Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the senior debt securities will not contain any provisions that may afford holders of the senior debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).

Events of Default. Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the following are events of default under the senior indenture with respect to senior debt securities of each series:

•	failure to pay interest on any senior debt securities of such series when due and payable, if that default continues for a period of 30 days (or such other period as may be specified for such series);

•

failure to pay principal on the senior debt securities of such series when due and payable whether at maturity, upon redemption, by declaration or otherwise (and, if specified for such series, the continuance of such failure for a specified period);

•

default in the performance of or breach of any of our covenants or agreements in the senior indenture applicable to senior debt securities of such series, other than a covenant breach which is specifically dealt with elsewhere in the senior indenture, and that default or breach continues for a period of 90 days after we receive written notice from the trustee or from the holders of 25% or more in aggregate principal amount of the senior debt securities of such series;

•	certain events of bankruptcy or insolvency, whether or not voluntary; and

•	any other event of default provided for in such series of senior debt securities as may be specified in the applicable prospectus supplement.

Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the default by us under any other debt, including any other series of our debt securities, is not a default under the senior indenture.

If an event of default other than an event of default specified in the fourth bullet point above occurs with respect to a series of senior debt securities and is continuing under the senior indenture, then, and in each such case, either the trustee or the holders of not less than 25% in aggregate principal amount of such series then outstanding under the senior indenture (each such series voting as a separate class) by written notice to us and to the trustee, if such notice is given by the holders, may, and the trustee at the request of such holders shall, declare the principal amount of and accrued interest on such series of senior debt securities to be immediately due and payable, and upon this declaration, the same shall become immediately due and payable.

If an event of default specified in the fourth bullet point above occurs and is continuing, the entire principal amount of and accrued interest on each series of senior debt securities then outstanding shall automatically become immediately due and payable.

Unless otherwise specified in the prospectus supplement relating to a series of senior debt securities originally issued at a discount, the amount due upon acceleration shall include only the original issue price of the senior debt securities, the amount of original issue discount accrued to the date of acceleration and accrued interest, if any.

Upon certain conditions, declarations of acceleration may be rescinded and annulled and past defaults may be waived by the holders of a majority in aggregate principal amount of all the senior debt securities of such series affected by the default, each series voting as a separate class. Furthermore, subject to various provisions in the senior indenture, the holders of a majority in aggregate principal amount of a series of senior debt securities, by notice to the trustee, may waive a continuing default or event of default with respect to such senior debt securities and its consequences, except a default in the payment of principal of or interest on such senior debt securities (other than any such default in payment resulting solely from an acceleration of the senior debt securities) or in respect of a covenant or provision of the senior indenture which cannot be modified or amended without the consent of the holders of each such senior debt security. Upon any such waiver, such default shall cease to exist, and any event of default with respect to such senior debt securities shall be deemed to have been cured, for every purpose of the senior indenture; but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto. The holders of a majority in aggregate principal amount of a series of senior debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such senior debt securities. However, the trustee may refuse to follow any direction that conflicts with law or the senior indenture, that may involve the trustee in personal liability or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of such series of senior debt securities not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of such series of senior debt securities. A holder may not pursue any remedy with respect to the senior indenture or any series of senior debt securities unless:

•	the holder gives the trustee written notice of a continuing event of default;

•	the holders of at least 25% in aggregate principal amount of such series of senior debt securities make a written request to the trustee to pursue the remedy in respect of such event of default;

•	the requesting holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability or expense;

•	the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

•	during such 60-day period, the holders of a majority in aggregate principal amount of such series of senior debt securities do not give the trustee a direction that is inconsistent with the request.

These limitations, however, do not apply to the right of any holder of a senior debt security of any affected series to receive payment of the principal of and interest on such senior debt security in accordance with the terms of such debt security, or to bring suit for the enforcement of any such payment in accordance with the terms of such debt security, on or after the due date for the senior debt securities, which right shall not be impaired or affected without the consent of the holder.

The senior indenture requires certain of our officers to certify, on or before a fixed date in each year in which any senior debt security is outstanding, as to their knowledge of our compliance with all covenants, agreements and conditions under the senior indenture.

Satisfaction and Discharge. We can satisfy and discharge our obligations to holders of any series of debt securities if:

•	we have paid or caused to be paid the principal of and interest on all senior debt securities of such series (with certain limited exceptions) when due and payable; or

•	we deliver to the senior trustee for cancellation all senior debt securities of such series theretofore authenticated under the senior indenture (with certain limited exceptions); or

•

all senior debt securities of such series have become due and payable or will become due and payable within one year (or are to be called for redemption within one year under arrangements satisfactory to the senior trustee) and we deposit in trust an amount of cash or a combination of cash and U.S. government or U.S. government agency obligations (or in the case of senior debt securities denominated in a foreign currency, foreign government securities or foreign government agency securities) sufficient to make interest, principal and any other payments on the debt securities of that series on their various due dates;

and if, in any such case, we also pay or cause to be paid all other sums payable under the senior indenture, as and when the same shall be due and payable and we deliver to the senior trustee an officer’s certificate and an opinion of counsel, each stating that these conditions have been satisfied.

Under current U.S. federal income tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and debt securities or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us. Purchasers of the debt securities should consult their own advisers with respect to the tax consequences to them of such deposit and discharge, including the applicability and effect of tax laws other than the U.S. federal income tax law.

Defeasance. Unless the applicable prospectus supplement provides otherwise, the following discussion of legal defeasance and covenant defeasance will apply to any series of debt securities issued under the indentures.

Legal Defeasance. We can legally release ourselves from any payment or other obligations on the debt securities of any series (called “legal defeasance”) if certain conditions are met, including the following:

•

we deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series cash or a combination of cash and U.S. government or U.S. government agency obligations (or, in the case of senior debt securities denominated in a foreign currency, foreign government or foreign government agency obligations) that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.

•

there is a change in current U.S. federal income tax law or an IRS ruling that lets us make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves when due. Under current U.S. federal income tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and debt securities or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us.

•	we deliver to the trustee a legal opinion of our counsel confirming the tax law change or ruling described above.

If we accomplish legal defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the event of any shortfall.

Covenant Defeasance. Without any change in current U.S. federal tax law, we can make the same type of deposit described above and be released from some of the covenants in the debt securities (called “covenant defeasance”). In that event, you would lose the protection of those covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following (among other things):

•

deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series cash or a combination of cash and U.S. government or U.S. government agency obligations (or, in the case of senior debt securities denominated in a foreign currency, foreign government or foreign government agency obligations) that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.

•

deliver to the trustee a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves when due.

If we accomplish covenant defeasance, you could still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the events of default occurred (such as our bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the events causing the default, you may not be able to obtain payment of the shortfall.

Modification and Waiver. We and the trustee may amend or supplement the senior indenture or the senior debt securities of any series without the consent of any holder:

•	to convey, transfer, assign, mortgage or pledge any assets as security for the senior debt securities of one or more series;

•

to evidence the succession of a corporation, limited liability company, partnership or trust to us, and the assumption by such successor of our covenants, agreements and obligations under the senior indenture or to otherwise comply with the covenant relating to mergers, consolidations and sales of assets;

•	to comply with the requirements of the SEC in order to effect or maintain the qualification of the senior indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”);

•

to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default;

•

to cure any ambiguity, defect or inconsistency in the senior indenture or in any supplemental indenture or to conform the senior indenture or the senior debt securities to the description of senior debt securities of such series set forth in this prospectus or any applicable prospectus supplement;

•	to provide for or add guarantors with respect to the senior debt securities of any series;

•	to establish the form or forms or terms of the senior debt securities as permitted by the senior indenture;

•

to evidence and provide for the acceptance of appointment under the senior indenture by a successor trustee, or to make such changes as shall be necessary to provide for or facilitate the administration of the trusts in the senior indenture by more than one trustee;

•

to add to, change or eliminate any of the provisions of the senior indenture in respect of one or more series of senior debt securities, provided that any such addition, change or elimination shall (a) neither (1) apply to any senior debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (2) modify the rights of the holder of any such senior debt security with respect to such provision or (b) become effective only when there is no senior debt security described in clause (a)(1) outstanding;

•	to make any change to the senior debt securities of any series so long as no senior debt securities of such series are outstanding; or

•	to make any change that does not adversely affect the rights of any holder in any material respect.

Other amendments and modifications of the senior indenture or the senior debt securities issued may be made, and our compliance with any provision of the senior indenture with respect to any series of senior debt securities may be waived, with the consent of the holders of a majority of the aggregate principal amount of the outstanding senior debt securities of each series affected by the amendment or modification (voting as separate series); provided, however, that each affected holder must consent to any modification, amendment or waiver that:

•	extends the final maturity of any senior debt securities of such series;

•	reduces the principal amount of any senior debt securities of such series;

•	reduces the rate, or extends the time for payment of, interest on any senior debt securities of such series;

•	reduces the amount payable upon the redemption of any senior debt securities of such series;

•	changes the currency of payment of principal of or interest on any senior debt securities of such series;

•	reduces the principal amount of original issue discount securities payable upon acceleration of maturity or the amount provable in bankruptcy;

•

waives a continuing default in the payment of principal of or interest on the senior debt securities (other than any such default in payment resulting solely from an acceleration of the senior debt securities);

•

changes the provisions relating to the waiver of past defaults or impairs the right of holders to receive payment or to institute suit for the enforcement of any payment or conversion of any senior debt securities of such series on or after the due date therefor;

•

modifies any of the provisions of these restrictions on amendments and modifications, except to increase any required percentage or to provide that certain other provisions cannot be modified or waived without the consent of the holder of each senior debt security of such series affected by the modification;

•	adversely affects the right to convert or exchange senior debt securities into common stock, other securities or property in accordance with the terms of the senior debt securities; or

•

reduces the above-stated percentage of outstanding senior debt securities of such series whose holders must consent to a supplemental indenture or modifies or amends or waives certain provisions of or defaults under the senior indenture.

It shall not be necessary for the holders to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if the holders’ consent approves the substance thereof. After an amendment, supplement or waiver of the senior indenture in accordance with the provisions described in this section becomes effective, the trustee must give to the holders affected thereby certain notice briefly describing the amendment, supplement or waiver. Any failure by the trustee to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplemental indenture or waiver.

Notice of Redemption. Notice of any redemption of senior debt securities will be mailed at least 10 days but not more than 60 days before the redemption date to each holder of senior debt securities of a series to be redeemed. Any notice may, at our discretion, be subject to the satisfaction or waiver of one or more conditions precedent. In that case, such notice shall state the nature of such condition precedent. If we elect to redeem a portion but not all of such senior debt securities, the trustee will select the senior debt securities to be redeemed in a manner that complies with applicable legal and stock exchange requirements, if any. Interest on such debt securities or portions of senior debt securities will cease to accrue on and after the date fixed for redemption, unless we default in the payment of such redemption price and accrued interest with respect to any such senior debt security or portion thereof.

If any date of redemption of any senior debt security is not a business day, then payment of principal and interest may be made on the next succeeding business day with the same force and effect as if made on the nominal date of redemption and no interest will accrue for the period after such nominal date.

Conversion Rights. We will describe the terms upon which senior debt securities may be convertible into our common stock or other securities in a prospectus supplement. These terms will include the type of securities the senior debt securities are convertible into, the conversion price or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at our option or the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the senior debt securities and any restrictions on conversion. They may also include provisions adjusting the number of shares of our common stock or other securities issuable upon conversion.

No Personal Liability of Incorporators, Stockholders, Officers, or Directors. The senior indenture provides that no recourse shall be had under any obligation, covenant or agreement of ours in the senior indenture or any supplemental indenture, or in any of the senior debt securities or because of the creation of any indebtedness represented thereby, against any of our incorporators, stockholders, officers or directors, past, present or future, or of any predecessor or successor entity thereof under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder, by accepting the senior debt securities, waives and releases all such liability.

Concerning the Trustee. The senior indenture provides that, except during the continuance of an event of default, the trustee will not be liable except for the performance of such duties as are specifically set forth in the senior indenture. If an event of default has occurred and is continuing, the trustee will exercise such rights and powers vested in it under the senior indenture and will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The senior indenture and the provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the trustee thereunder, should it become a creditor of ours or any of our subsidiaries, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate such conflict or resign.

We may have normal banking relationships with the senior trustee in the ordinary course of business.

Unclaimed Funds. All funds deposited with the trustee or any paying agent for the payment of principal, premium, interest or additional amounts in respect of the senior debt securities that remain unclaimed for two years after the date upon which such amounts became due and payable will be repaid to us. Thereafter, any right of any holder of senior debt securities to such funds shall be enforceable only against us, and the trustee and paying agents will have no liability therefor.

Governing Law. The senior indenture and the senior debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

Certain Terms of the Subordinated Debt Securities

Other than the terms of the subordinated indenture and subordinated debt securities relating to subordination or otherwise as described in the prospectus supplement relating to a particular series of subordinated debt securities, the terms of the subordinated indenture and subordinated debt securities are identical in all material respects to the terms of the senior indenture and senior debt securities.

Additional or different subordination terms may be specified in the prospectus supplement applicable to a particular series.

Subordination. The indebtedness evidenced by the subordinated debt securities is subordinate to the prior payment in full of all of our senior indebtedness, as defined in the subordinated indenture. During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of our senior indebtedness, we may not make any payment of principal of or interest on the subordinated debt securities (except for certain sinking fund payments). In addition, upon any payment or distribution of our assets upon any dissolution, winding-up, liquidation or reorganization, the payment of the principal of and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our senior indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, holders of our subordinated debt securities may receive less, ratably, than holders of our senior indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.

The term “senior indebtedness” of a person means with respect to such person the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the subordinated indenture or incurred by that person in the future:

•	all of the indebtedness of that person for money borrowed;

•	all of the indebtedness of that person evidenced by notes, debentures, bonds or other securities sold by that person for money;

•	all of the lease obligations that are capitalized on the books of that person in accordance with generally accepted accounting principles;

•

all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above that the person, in any manner, assumes or guarantees or that the person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and

•

all renewals, extensions or refundings of indebtedness of the kinds described in the first, second or fourth bullet point above and all renewals or extensions of leases of the kinds described in the third or fourth bullet point above; unless, in the case of any particular indebtedness, renewal, extension or refunding, the instrument creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities. Our senior debt securities constitute senior indebtedness for purposes of the subordinated indenture.

DESCRIPTION OF DEPOSITARY SHARES

General

We may, at our option, elect to offer fractional shares of preferred stock, which we call depositary shares, rather than full shares of preferred stock. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the applicable prospectus supplement, of a share of a particular series of preferred stock. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.

The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence with and paying certain charges to the depositary.

The summary of terms of the depositary shares contained in this prospectus is not a complete description of the terms of the depositary shares. You should refer to the form of the deposit agreement, our certificate of incorporation and the certificate of designation for the applicable series of preferred stock that are, or will be, filed with the SEC.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the preferred stock underlying the depositary shares to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the underlying preferred stock.

If there is a distribution other than in cash, the depositary will distribute property (including securities) received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to the holders.

Liquidation Preference

If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of us, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Withdrawal of Stock

Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.

After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay the charges due to the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and such other charges (including those in connection with the receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the preferred stock and the transferring, splitting or grouping of depositary receipts) as are expressly provided in the deposit agreement to be for their accounts. If these charges have not been paid by the holders of depositary receipts, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of a majority of the outstanding depositary shares affected by the amendment. The deposit agreement may be terminated by the depositary or us only if:

•	all outstanding depositary shares have been redeemed; or

•	there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.

Notices

The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.

Limitation of Liability

Neither we nor the depositary will be liable if either we or it is prevented or delayed by law or any circumstance beyond its control in performing its obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and their duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

DESCRIPTION OF SUBSCRIPTION RIGHTS

The following description of the subscription rights and terms of the subscription rights agreement is a summary. It summarizes only those aspects of the subscription rights and those portions of the subscription rights agreement which we believe will be most important to your decision to invest in our subscription rights. There may be other provisions in the subscription rights agreement and the subscription certificate relating to the subscription rights which are also important to you. You should read these documents for a full description of the terms of the subscription rights. The forms of the subscription rights agreement and the subscription certificate will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

Subscription rights may be issued independently or together with any other security and may or may not be transferable. As part of the rights offering, we may enter into a standby underwriting or other arrangement under which the underwriters or any other person would purchase any securities that are not purchased in such rights offering. If we issue subscription rights, they may be governed by a separate subscription rights agreement that we will sign with a bank or trust company, as rights agent, that will be named in the applicable prospectus supplement. The rights agent will act solely as our agent and will not assume any obligation to any holders of rights certificates or beneficial owners of rights.

In general, a right entitles the holder to purchase for cash a specific number of shares of equity securities at a specified exercise price. The rights are normally issued to stockholders as of a specific record date, may be exercised only for a limited period of time and become void following the expiration of such period. If we determine to issue subscription rights, we will accompany this prospectus with a prospectus supplement that will describe, among other things:

•	the record date for stockholders entitled to receive the rights;

•	the number of equity securities that may be purchased upon exercise of each right;

•	the exercise price of the rights;

•	whether the rights are transferable;

•	the period during which the rights may be exercised and when they will expire;

•	the steps required to exercise the rights;

•	the price, if any, for the subscription rights;

•	the number of subscription rights issued;

•	the terms of the equity securities;

•	the extent to which the subscription rights are transferable;

•	if applicable, the material terms of any standby underwriting or other arrangement entered into by us in connection with the offering of subscription rights;

•	the other terms of the subscription rights, including the terms, procedures and limitations relating to the exercise of the subscription rights;

•	whether the rights include “oversubscription rights” so that the holder may purchase more securities if other holders do not purchase their full allotments;

•

whether we intend to sell the shares of equity securities that are not purchased in the rights offering to an underwriter or other purchaser under a contractual “standby” commitment or other arrangement; and

•	any applicable United States federal income tax considerations.

If fewer than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase common stock, preferred stock, depositary shares or debt securities. We may offer warrants separately or together with one or more additional warrants, common stock, preferred stock, depositary shares or debt securities, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the expiration date of the warrants. The applicable prospectus supplement will also describe the following terms of any warrants:

•	the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants are to be sold separately or with other securities as parts of units;

•

whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation and terms of any equity securities purchasable upon exercise of the warrants;

•	the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the preferred stock or depositary shares with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, preferred stock, depositary shares or common stock will be separately transferable;

•	the number of shares of common stock, preferred stock or depositary shares purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of, and other provisions for changes to or adjustment in the exercise price of, the warrants, if any;

•	any redemption or call provisions; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

Pre-Funded Warrants

We may also issue pre-funded warrants to purchase common stock. A pre-funded warrant is a type of warrant that allows the holder to purchase a specified number of shares of common stock at a nominal exercise price, generally equal to par value or one thousandth of a cent per share. The pre-funded warrants may be issued as individual warrant agreements to the holders. In addition to the terms described in the bullets above, the applicable prospectus supplement will describe the following terms of any pre-funded warrants:

•

the date on which the right to exercise the pre-funded warrants will begin, generally on the date of issuance, and the date on which that right will expire, generally when the pre-funded warrant is exercised in full;

•

certain beneficial ownership limitations, such that a holder will not be entitled to exercise any portion of any pre-funded warrant, which, upon giving effect to such exercise, would cause the holder’s beneficial ownership to exceed a specified threshold, typically 4.99% or 9.99%, of the number of shares of our outstanding common stock or the combined voting power of all our outstanding securities, which threshold may be subject to increase or decrease at the option of the holder, subject to a maximum ownership threshold, typically 9.99% or 19.99%, and compliance with a notice period;

•

in the event of a fundamental transaction (generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our assets, our consolidation or merger with or into another person in which we are not the surviving entity, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of more than 50% of the voting power of our outstanding common stock), the right of the holder to receive, upon exercise of the pre-funded warrants, the same kind and amount of securities, cash or other property that such holder would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction, without regard to any limitations on exercise contained in the pre-funded warrants; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

DESCRIPTION OF UNITS

We may issue units consisting of one or more of the other securities described in this prospectus in any combination, as described in the applicable prospectus supplement. We may issue units in one or more series, which will be described in the applicable prospectus supplement. The applicable prospectus supplement will also describe the following terms of any units:

•	the designation and the terms of the units and of the securities constituting the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	the identity of any unit agent for the units, if applicable, and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	any additional terms of the governing unit agreement, if applicable;

•	any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the debt securities, common stock, preferred stock or warrants constituting the units; and

•	any applicable material U.S. federal income tax consequences.

FORMS OF SECURITIES

Each debt security, depositary share, subscription right, unit and warrant will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, depositary shares, subscription rights, units or warrants represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

We may issue the debt securities of a particular series, depositary shares, subscription rights, units and warrants in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a global security may not be transferred except as a whole by and among the depositary for the global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in global securities.

So long as the depositary, or its nominee, is the registered owner of a global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the global security for all purposes under the applicable indenture, deposit agreement, subscription rights agreement, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a global security will not be entitled to have the securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, deposit agreement, purchase unit agreement or warrant agreement. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary for that global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, deposit agreement, subscription rights agreement, unit agreement or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, deposit agreement, subscription rights agreement, unit agreement or warrant agreement, the depositary for the global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to depositary shares, subscription rights, warrants or units, represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security. None of us, or any trustee, warrant agent, unit agent or other agent of ours, or any agent of any trustee, warrant agent or unit agent will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a global security, upon receipt of any payment to holders of principal, premium, interest or other distribution of underlying securities or other property on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of the securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the global security that had been held by the depositary. Any securities issued in definitive form in exchange for a global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We may sell securities:

•	through underwriters;

•	through dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name of the agent or any underwriters;

•	the public offering or purchase price and the proceeds we will receive from the sale of the securities;

•	any discounts and commissions to be allowed or re-allowed or paid to the agent or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or re-allowed or paid to dealers; and

•	any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Remarketing firms, agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•

the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•

if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than one scheduled business day after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the first business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than one scheduled business day after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the securities in respect of which this prospectus is being delivered will be passed upon by Wilmer Cutler Pickering Hale and Dorr LLP.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

TERNS PHARMACEUTICALS, INC.

Common Stock

Preferred Stock

Debt Securities

Depositary Shares

Subscription Rights

Warrants

Units

PROSPECTUS

December 9, 2025

$400,000,000

Shares of Common Stock

Pre-funded Warrants to Purchase   Shares of Common Stock

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Jefferies

TD Cowen

Leerink Partners

Co-Managers

Mizuho

Citizens Capital Markets

Oppenheimer & Co.

December , 2025